Exhibit 3.2

LIMITED LIABILITY COMPANY AGREEMENT

OF

WELLTOWER OP LLC

May 24, 2022

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List of Exhibits
Exhibit A	Form of Member Registry
Exhibit B	Capital Account Maintenance
Exhibit C	Special Allocation Rules
Exhibit D	Notice of Redemption
Exhibit E	Request for Permitted Transfer and Notice of Substituted Member
Exhibit F	Designation of the Preferences, Rights, Restrictions and Other Terms and Conditions of the LTIP Units
Exhibit G	Designation of the Preferences, Rights, Restrictions and Other Terms and Conditions of the Option Units

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LIMITED LIABILITY COMPANY AGREEMENT

OF

WELLTOWER OP LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (as may be amended, supplemented or restated from time to time, the “Agreement”) of Welltower OP LLC, a Delaware limited liability company (together with its successors or permitted assignees, the “Company”), is dated as of May 24, 2022 and entered into by and among Welltower Inc., a Delaware corporation, as the initial member, and the Persons whose names are set forth on the Member Registry as Members (each as hereinafter defined), together with each other Person who at any time after the date hereof becomes a Member of the Company as provided herein.

WHEREAS, (i) on February 15, 2022, Welltower Inc., a Delaware corporation (the “Corporation”), formed the Initial Member (as defined below) as a wholly owned subsidiary of the Corporation, (ii) on February 15, 2022, the Initial Member formed WELL Merger Holdco Sub Inc., a Delaware corporation wholly owned by the Initial Member (the “Merger Sub”) and (iii) on April 1, 2022, Merger Sub merged with and into the Corporation with the Corporation surviving the merger (the “Surviving Corporation”) as a wholly owned subsidiary of the Initial Member (the “Restructuring Transactions”);

WHEREAS, on April 1, 2022, the Surviving Corporation changed its name to “Welltower OP Inc.”; and

WHEREAS, on May 23, 2022, (i) the Surviving Corporation filed a certificate of conversion and (ii) a certificate of formation was filed for the Company, each with the Secretary of State of the State of Delaware and effective at 12:01 a.m. on May 24, 2022, to convert the Surviving Corporation into the Company, a limited liability company organized pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.), as amended from time to time (the “Act”), and change its name to “Welltower OP LLC.”

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to adopt the Agreement and continue the Company as a limited liability company under the Act as follows:

ARTICLE I

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” has the meaning set forth in the recitals hereto.

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 12.2 hereof and who is shown as a Member on the Member Registry.

“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each Fiscal Year or other period (i) increased by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant Fiscal Year.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Exhibit B.

“Adjustment Event” means an event in which (i) the Company makes a distribution of Units on all outstanding Class A Common Units, (ii) the Company subdivides the outstanding Class A Common Units into a greater number of Class A Common Units or combines the outstanding Class A Common Units into a lesser number of Class A Common Units, (iii) the Company issues any Units in exchange for its outstanding Class A Common Units by way of a reclassification or recapitalization of its Class A Common Units, or (iv) a similar transaction involving Class A Common Units where consideration is not received in connection with such transaction. For the avoidance of doubt, the following shall not be Adjustment Event: (a) the issuance of Units in a financing, reorganization, acquisition or similar business transaction; (b) the issuance of Units pursuant to an Equity Incentive Plan or other compensation plan, or under a distribution reinvestment plan; or (c) the issuance of any Units to the Initial Member or other Persons in respect of a Capital Contribution to the Company.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, or (ii) any officer, director, general partner, member or trustee of such Person or any Person referred to in the foregoing clause (i). For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Value” means (i) in the case of any Contributed Property, the Section 704(c) Value of such property as of the time of its contribution to the Company, reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed as determined under Section 752 of the Code and the Regulations thereunder; and (ii) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Special LTIP Unit Distribution Amount” has the meaning set forth in Exhibit F.

“Assignee” means a Person to whom one or more Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who has the rights set forth in Section 11.5.

“Available Cash” means, with respect to any period for which such calculation is being made, cash of the Company, regardless of source (including Capital Contributions and loans to the Company), that the Board of Directors, in its sole and absolute discretion, determines is appropriate for distribution to the Members.

“Award Agreement” means each or any, as the context implies, agreement or instrument entered into by a holder of LTIP Units upon acceptance of an award of LTIP Units under an Equity Incentive Plan.

“Book-Up Target” for each LTIP Unit means the lesser of (i) the Class A Common Unit Economic Balance as determined on the date such LTIP Unit was granted and as reduced (not to less than zero) by allocations of Liquidating Gains pursuant to Section 6.1.E(i) and reallocations of Economic Capital Account Balances to such LTIP Unit as a result of a forfeiture of an LTIP Unit, as determined by the Board of Directors and (ii) the amount required to be allocated to such LTIP Unit for the Economic Capital Account Balance, to the extent attributable to such LTIP Unit, to be equal to the Class A Common Unit Economic Balance. Notwithstanding the foregoing, the Book-Up Target shall be equal to zero for any LTIP Unit for which the Economic Capital Account Balance attributable to such LTIP Unit has, at any time, reached an amount equal to the Class A Common Unit Economic Balance determined as of such time.

“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Member’s share of the Company’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member’s Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Member’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Board of Directors” has the meaning assigned to such term in Section 7.1.A.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means the capital account maintained for a Member pursuant to Exhibit B. The current Capital Account balance for each Member who is a Member on the date hereof shall be the amount set forth opposite such Member’s name on the Member Registry maintained by the Company.

“Capital Account Limitation” has the meaning set forth in Exhibit F.

“Capital Contribution” means, with respect to any Member, any cash and the Agreed Value of Contributed Property which such Member contributes or is deemed to contribute to the Company.

“Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the Section 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Members’ Capital Accounts and (ii) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B, and to reflect changes, additions (including capital improvements thereto) or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Board of Directors.

“Cash Amount” means an amount of cash equal to the Value on the Valuation Date of the Shares Amount.

“Certificate of Formation” means the Certificate of Formation relating to the Company filed with the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

“Class A Common Unit Economic Balance” means (i) the Capital Account balance of the Initial Member, plus the amount of the Initial Member’s share of any Member Minimum Gain or Company Minimum Gain, in either case to the extent attributable to the Initial Member’s ownership of Class A Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.1.E, but prior to the realization of any Liquidating Gains, divided by (ii) the number of the Initial Member’s Class A Common Units.

“Class A Common Unit Transaction” means any transaction or series of related transactions (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Class A Common Units or other business combination or reorganization or sale of all or substantially all of the Company’s assets, but excluding any transaction which constitutes an Adjustment Event) as a result of which Class A Common Units shall be exchanged for or converted into the right to receive, or in respect of which the holders of such Class A Common Units shall otherwise be entitled to receive, cash, securities or other property or any combination thereof.

“Class A Common Units” has the meaning set forth in Section 4.2.B. Each Class A Common Unit issued and outstanding as of the date of this Agreement represents the ownership of an underlying single share in the Company with a par value of one cent ($0.01), as further described in Section 4.2.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Units” means any Units, including the Class A Common Units, other than any Units issued in the future and designated as preferred or that are otherwise different from Common Units, including, but not limited to, with respect to the payment of distributions, including distributions upon liquidation.

“Company” has the meaning set forth in the Preamble.

“Company Group” means the Company and its Subsidiaries treated as a single consolidated entity.

“Company Minimum Gain” has the meaning set forth for “partnership minimum gain” in Regulations Section 1.704-2(b)(2), and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d) and Regulations Section 1.704-2(g) for “partnership minimum gain.”

“Company Parties” has the meaning set forth in Section 7.8.A.

“Company Record Date” means the date established by the Board of Directors or otherwise in accordance with this Agreement for determining (i) the identity of the Members entitled to notice of, or to vote at, any meeting of Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Members or (ii) the identity of Members entitled to receive any report or distribution or to participate in any offer.

“Company Share” has the meaning set forth in Section 4.1.A.

“Consent” means the consent or approval of a proposed action by a Member given in accordance with Article XIV.

“Consent of the Non-Initial Members” means the Consent of the Members (excluding for this purpose, to the extent any of the following holds Class A Common Units, (i) the Initial Member, (ii) any Person of which the Initial Member directly or indirectly owns or controls more than fifty percent (50%) of the voting interests and (iii) any Person directly or indirectly owning or controlling more than fifty percent (50%) of the outstanding voting interests of the Initial Member) holding Class A Common Units representing more than fifty percent (50%) of the Percentage Interest of the Class A Common Units of all Members which are not excluded pursuant to (i), (ii) and (iii) above.

“Constituent Person” has the meaning set forth in Exhibit F.

“Contributed Property” means each property or other asset contributed to the Company, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B, such property shall no longer constitute a Contributed Property for purposes of Exhibit B, but shall be deemed an Adjusted Property for such purposes.

“Conversion Date” has the meaning set forth in Exhibit F.

“Conversion Factor” means 1.0; provided, however, that, if the Initial Member (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares and the Company does not make a corresponding distribution on Class A Common Units in Class A Common Units, (ii) subdivides its outstanding Shares without the Company also so subdividing the outstanding Class A Common Units, or (iii) combines its outstanding Shares into a smaller number of Shares without the Company also so combining the outstanding Class A Common Units, the then-applicable Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; and provided further that if an entity shall cease to be the Initial Member (the “Predecessor Entity”) and another entity shall become the Initial Member (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the then-applicable Conversion Factor by a fraction, the numerator of which is the Value of one Share of the Predecessor Entity, determined as of the date when the Successor Entity becomes the Initial Member, and the denominator of which is the Value of one Share of the Successor Entity, determined as of that same date. For purposes of the second proviso in the preceding sentence, if any stockholders of the Predecessor Entity will receive consideration in connection with the transaction in which the Successor Entity becomes the Initial Member, the numerator in the fraction described above for determining the adjustment to the Conversion Factor (that is, the Value of one Share of the Predecessor Entity) shall be the sum of the greatest amount of cash and the fair market value (as determined in good faith by the Initial Member) of any securities and other consideration that the holder of one Share in the Predecessor Entity could have received in such transaction (determined without regard to any provisions governing fractional shares). Any adjustment to the Conversion Factor shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event giving rise thereto, it being intended that (x) adjustments to the Conversion Factor are to be made to avoid unintended dilution or anti-dilution as a result of transactions in which Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Units and (y) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, that the Conversion Factor applicable to such redemption shall be adjusted to take into account such event.

“Conversion Notice” has the meaning set forth in Exhibit F.

“Convertible Funding Debt” has the meaning set forth in Section 7.5.E.

“Corporation” has the meaning set forth in the recitals hereto.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such

Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the U.S. federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount as calculated in accordance with Regulations Section 1.704-1(b)(2)(iv)(g)(3) and Regulations Section 1.704-3(d), as applicable (it being understood that, if the adjusted basis of an asset is zero, Depreciation shall be determined by reference to such asset’s beginning Carrying Value using any reasonable method selected by the Board of Directors unless a specific method is otherwise required pursuant to Regulations Section 1.704-3(d)).

“Directors” means, collectively, the members of the Board of Directors and “Director” means individually any single member of the Board or Directors.

“Distribution Measurement Date” has the meaning set forth in Exhibit F.

“Distribution Participation Date” for each LTIP Unit will be either such date as may be specified in the applicable Award Agreement or other documentation pursuant to which such LTIP Units have been issued, or if no Distribution Participation Date is so specified, the date on which such LTIP Unit becomes a Vested LTIP Unit.

“Distribution Payment Date” has the meaning set forth in Exhibit F.

“Economic Capital Account Balances” means, with respect to the LTIP Unitholders, their Capital Account balances to the extent attributable to their ownership of LTIP Units, plus the amount of their share of any Member Minimum Gain or Company Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.1.E.

“Employee Stock Purchase Plan” means, without limitation, the Welltower Inc. 2022 Employee Stock Purchase Plan, as amended from time to time, and any other employee stock purchase plan (or similar plan), whether or not intended to satisfy the requirements of Section 423 of the Code, hereafter adopted by the Initial Member.

“Equity Incentive Plan” means any equity incentive or compensation plan existing as of the date hereof or hereafter adopted by the Company or the Initial Member, including, without limitation, the Welltower Inc. 2022 Long-Term Incentive Plan, as amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extraordinary Transaction” has the meaning set forth in Section 11.2.B.

“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year as provided in Section 9.2.

“Forced Conversion” has the meaning set forth in Exhibit F.

“Forced Conversion Notice” has the meaning set forth in Exhibit F.

“Funding Debt” means any Debt incurred for the purpose of providing funds to the Company by or on behalf of the Initial Member or any wholly owned subsidiary of the Initial Member.

“Group Member” means a member of the Company Group.

“Immediate Family” means, with respect to any natural Person, such natural Person’s spouse, parents, descendants, nephews, nieces, brothers, and sisters.

“Imputed Underpayment Amount” shall mean an “imputed underpayment” within the meaning of Section 6225 of the Code (or any similar provision under state, local or foreign law) paid (or payable) by the Company, including any interest or penalties therein.

“Incapacity” or “Incapacitated” means, (i) as to any individual who is a Member, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her Person or estate, (ii) as to any corporation which is a Member, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership or limited liability company which is a Member, the dissolution and commencement of winding up of the partnership or limited liability company, (iv) as to any estate which is a Member, the distribution by the fiduciary of the estate’s entire interest in the Company, (v) as to any trustee of a trust which is a Member, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member’s creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Member’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (a) the Initial Member (including the Initial Member, in its capacity as the partnership representative and any designated individual appointed by the partnership representative), (b) a Director, (c) an Officer, (d) a Member, or (e) any direct or indirect trustee, manager, director, officer, employee, member, partner or stockholder of the Company, the Initial Member or a Member, and (ii) such other Persons (including Affiliates of the Initial Member, a Member or the Company) as the Board of Directors or Initial Member may designate from time to time (whether before or after the event giving rise to potential liability), each in its sole and absolute discretion.

“Initial Member” means Welltower Inc. (formerly named WELL Merger Holdco Inc.), a Delaware corporation, or its successor or permitted assignee, as initial member of the Company; provided, however, that if (i) the shares of common stock (or other comparable equity securities) of the Initial Member are at any time not Publicly Traded and (ii) the shares of common stock (or other comparable equity securities) of an entity that owns, directly or indirectly, all of the common stock (or other comparable equity securities) of the Initial Member are Publicly Traded, the term “Initial Member” shall refer to such entity whose shares of common stock (or other comparable equity securities) are Publicly Traded.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Liquidating Event” has the meaning set forth in Section 13.1.

“Liquidating Gains” means net gains that are or would be realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company, including but not limited to net capital gain realized in connection with an adjustment to the value of Company assets under Section 704(b) of the Code made pursuant to Section 1.D of Exhibit B of this Agreement; and “Liquidating Losses” means any net capital loss realized in connection with any such event.

“Liquidating Losses” has the meaning set forth in the definition of “Liquidating Gains” herein.

“Liquidator” has the meaning set forth in Section 13.2.A.

“LTIP Unit” means a Membership Interest that is designated as an LTIP Unit and that has the rights, preferences and other privileges designated in Exhibit F and elsewhere in this Agreement in respect of holders of LTIP Units. The allocation of LTIP Units among the Members shall be set forth on the Member Registry.

“LTIP Unitholder” means a Member that holds LTIP Units.

“Member(s)” means the Initial Member and any other Person that is named as a Member in the Member Registry or any Substituted Member or Additional Member, in such Person’s capacity as a Member in the Company.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with the rule contained in Regulations Section 1.704-2(i)(3) for “partner minimum gain.”

“Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4) for “partner nonrecourse debt.”

“Member Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i) for “partner nonrecourse deductions,” and the amount of Member Nonrecourse Deductions with respect to Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2) for “partner nonrecourse deductions.”

“Member Registry” means the registry maintained by the Company in the books and records of the Company, which contains substantially the same information as would be necessary to complete the form of the Member Registry attached hereto as Exhibit A.

“Member-Related Tax” means any tax withheld from the Company or a Subsidiary of the Company or paid over by the Company or a Subsidiary of the Company, in each case, directly or indirectly, with respect to or on behalf of a direct or indirect Member or a direct or indirect beneficial owner of a Membership Interest, and interest, penalties and/or any additional amounts with respect thereto, including a tax that is determined based on or applies, and any tax to the extent it is not exempted or relieved, as a result of the status, residence, action or inaction (including the failure of a direct or indirect Member or a direct or indirect beneficial owner of a Membership Interest to provide information to eliminate or reduce withholding or other taxes) of a direct or indirect Member or a direct or indirect beneficial owner of a Membership Interest (for greater certainty, including any taxes to the extent they would not apply or be relieved if the direct or indirect Member or a direct or indirect beneficial owner of a Membership Interest were a resident of the United States for purposes of the Treaty and qualified for all the provisions of the Treaty that are necessary to claim the benefits thereof (including any limitation on benefits provision)), but excluding any tax that is designated by the Company in its sole and absolute discretion not to be a Member-Related Tax.

“Membership Interest” means the membership interest of a Member in the Company representing a fractional part of the membership interests of all Members and includes any and all benefits to which the holder of such an interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Membership Interest may be expressed as a number of Units.

“Merger Sub” has the meaning set forth in the recitals hereto.

“Net Income” means, for any taxable period, the excess, if any, of the Company’s items of income and gain for such taxable period over the Company’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

“Net Loss” means, for any taxable period, the excess, if any, of the Company’s items of loss and deduction for such taxable period over the Company’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Shares, excluding grants under an Equity Incentive Plan or rights under an Employee Stock Purchase Plan, or (ii) any Debt issued by the Initial Member that provides any of the rights described in clause (i).

“Non-Initial Member” means a Member in the Company that is not the Initial Member.

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means a Notice of Redemption substantially in the form of Exhibit D.

“Officer” means any officer of the Company duly appointed by the Board of Directors.

“Operating Entity” has the meaning set forth in Section 7.4.E.

“Option Unit” means a Unit which is designated as an Option Unit and which has the rights, preferences and other privileges designated in Exhibit G hereof. The Option Units are intended to give the holders thereof the benefits of appreciation in the value of the Class A Common Units from the time of issuance of the Option Units. The allocation of Option Units among the Members shall be set forth in the Member Registry.

“Option Unit Conversion Date” has the meaning set forth in Exhibit G.

“Option Unit Conversion Notice” has the meaning set forth in Exhibit G.

“Option Unit Conversion Right” has the meaning set forth in Exhibit G.

“Option Unit Forced Conversion” has the meaning set forth in Exhibit G.

“Parent Entity” has the meaning set forth in Section 7.4.E.

“Percentage Interest” means, as to a Member, its interest in the Company as determined by dividing the total number of Class A Common Units (and Vested LTIP Units other than to the extent provided in the LTIP Units designations) owned by such Member by the total number of Class A

Common Units (and Vested LTIP Units other than to the extent provided in the LTIP Units designations) then outstanding as specified in the Member Registry (and, when used with respect to a specified class of Membership Interests, its interest in such class as determined by dividing the total number of units or interests, as the case may be, owned by such Member in such class by the total number of units or interests, as the case may be, of such class then outstanding as specified in in the Member Registry).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

“Predecessor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.

“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, the NASDAQ Stock Market, any nationally or internationally recognized stock exchange or any successor to any of the foregoing.

“Qualified Assets” has the meaning set forth in Section 7.5.A.

“Qualified REIT Subsidiary” means an entity that is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.

“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment pursuant to Section 754 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized either as ordinary income or as “unrecaptured Section 1250 gain” (as defined in Section 1(h)(6) of the Code) because it represents the recapture of depreciation deductions previously taken with respect to such property or asset.

“Redeeming Member” has the meaning set forth in Section 8.6.A(i).

“Redemption Amount” means either the Cash Amount or the Shares Amount, as determined by the Company, in its sole and absolute discretion ; provided, however, that if the Shares are not Publicly Traded at the time a Redeeming Member exercises its Redemption Right, the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Member, in its sole and absolute discretion, consents to payment of the Redemption Amount in the form of the Shares Amount. A Redeeming Member shall have no right, without the Initial Member’s consent, in its sole and absolute discretion, to receive the Redemption Amount in the form of the Shares Amount.

“Redemption Right” has the meaning set forth in Section 8.6.A(i).

“Regulations” means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means an entity that qualifies as a real estate investment trust under the Code.

“REIT Member Payment” has the meaning set forth in Section 15.14.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Company recognized for U.S. federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1.a or 2.B.2.a of Exhibit C to eliminate Book-Tax Disparities.

“Restructuring Transactions” has the meaning set forth in the recitals hereto.

“Rights” has the meaning set forth in the definition of “Shares Amount” herein.

“Safe Harbor” has the meaning set forth in Section 11.6.F.

“Section 704(c) Value” of any Contributed Property means the fair market value of such property at the time of contribution as determined by the Board of Directors using such reasonable method of valuation as it may adopt; provided, however, subject to Exhibit C, the Board of Directors shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the Section 704(c) Value of Contributed Properties in a single or integrated transaction among each separate property on a basis proportional to each such property’s fair market value.

“Securities Act” means the Securities Act of 1933, as amended.

“Share” means a share of capital stock (or other comparable equity securities) of the Initial Member. Shares may be issued in one or more classes or series in accordance with the terms of the organizational documents of the Initial Member. Shares issued in lieu of the Cash Amount may be either registered or unregistered Shares at the option of the Initial Member. If there is more than one class or series of Shares, the term “Shares” shall, as the context requires, be deemed to refer to the class or series of Shares that corresponds to the class or series of Membership Interests for which the reference to Shares is made. When used with reference to Common Units, the term “Shares” refers to common shares (or other comparable equity security if there are no common shares) of the Initial Member.

“Shares Amount” means a number of Shares equal to the product of the number of Units offered for redemption by a Redeeming Member multiplied by the Conversion Factor; provided, however, that if the Initial Member issues to holders of Shares securities, rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Shares or any other securities or property (collectively, the “rights”), then the Shares Amount shall also include such rights that a holder of that number of Shares would be entitled to receive had it initially participated in such issuance, unless the Company issues corresponding rights to holders of Units.

“Share Capital” has the meaning set forth in Section 4.1.A.

“Special LTIP Unit Distribution” has the meaning set forth in Exhibit F.

“Specified Redemption Date” means the twentieth (20th) Business Day after the Valuation Date or such shorter period as the Board of Directors, in its sole and absolute discretion, may determine; provided, however, that, if the Shares are not Publicly Traded, the Specified Redemption Date means the thirtieth (30th) Business Day after the Valuation Date or such shorter period as the Board of Directors, in its sole and absolute discretion, may determine.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, trust, partnership or joint venture, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 11.4 and who is shown as a Member in the Member Registry.

“Successor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.

“Surviving Corporation” has the meaning set forth in the recitals hereto.

“Target Balance” has the meaning set forth in Section 6.1.E(i).

“Taxable REIT Subsidiary” means any Subsidiary of the Initial Member that is a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code.

“Tax Basis Capital Information” has the meaning set forth in Section 10.3.F.

“Tender Offer” has the meaning set forth in Section 11.2.B(i).

“Unit” means the ownership interest of a Member in the Company, which may be evidenced by Common Units, LTIP Units and any other equity interests in the Company or a combination thereof or interest therein, and includes any and all benefits to which such Member is entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement, and which shall exclude options, warrants, rights and appreciation rights relating to an equity interest in the Company. If there is more than one class or series of Units, the term “Units” shall, as the context requires, be deemed to refer to the class or series of Units that corresponds to the class or series of Membership Interests for which the reference to Units is made. Each Unit (other than LTIP Units) also represents the ownership of an underlying single share of stock in the Company with a par value of one cent ($0.01), as further described in Section 4.2.

“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date.

“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B) as of such date.

“Unvested LTIP Unit” means any LTIP Unit that is not a Vested LTIP Unit.

“Unvested Option Units” has the meaning set forth in Exhibit G.

“Valuation Date” means the date of receipt by the Company of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

“Value” means, with respect to one Share of a class of outstanding Shares that are Publicly Traded, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date with respect to which value must be determined. The market price for each such trading day shall be the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day. If the outstanding Shares are Publicly Traded and the Shares Amount includes, in addition to the Shares, rights or interests that a holder of Shares has received or would be entitled to receive, then the Value of such rights shall be determined by the Board of Directors acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. If the Shares are not Publicly Traded, the Value of the Shares Amount per Share tendered for redemption (which will be the Cash Amount per Share offered for redemption payable pursuant to Section 8.6.A means the amount that a holder of one Unit would receive if each of the assets of the Company were to be sold for its fair market value on the Specified Redemption Date, the Company were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Members in accordance with the terms of this Agreement. Such Value shall be determined by the Board of Directors, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Company if each asset of the Company (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which the Company owns a direct or indirect interest) were sold to an unrelated purchaser in an arms’ length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Company’s minority interest in any property or any illiquidity of the Company’s interest in any property).

“Vested Option Units” has the meaning set forth in Exhibit G.

“Vested LTIP Units” means LTIP Units that have vested and are no longer subject to forfeiture under the terms of an Award Agreement or Equity Incentive Plan applicable to such Units, or pursuant to any other agreement between the LTIP Unitholder and the Company.

“Voluntary Conversion Right” has the meaning set forth in Exhibit F.

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1 Organization

A. Organization, Status and Rights. The Company is a limited liability company organized pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. The Members hereby confirm and agree to their status as members of the Company and to continue the business of the Company on the terms set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The Membership Interest of each Member shall be personal property for all purposes.

B. Qualification of the Company. The Members (i) agree that if the laws of any jurisdiction in which the Company transacts business so require, the appropriate Officers or other authorized representatives of the Company shall file, or shall cause to be filed, with the appropriate office in that jurisdiction, any documents necessary for the Company to qualify to transact business under such laws; and (ii) agree and obligate themselves to execute, acknowledge and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate of Formation as may be required, either by the Act, by the laws of any jurisdiction in which the Company transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation and operation of the Company as a limited liability company under the Act.

C. Representations. Each Member represents and warrants that such Member is duly authorized to execute, deliver and perform its obligations under this Agreement and that the Person, if any, executing this Agreement on behalf of such Member is duly authorized to do so and that this Agreement is binding on and enforceable against such Member in accordance with its terms.

Section 2.2 Name

The name of the Company shall be Welltower OP LLC. The Company’s business may be conducted under any other name or names deemed advisable by the Board of Directors, including the name of the Initial Member or any Affiliate thereof. The Board of Directors in its sole and absolute discretion may change the name of the Company at any time and from time to time.

Section 2.3 Registered Office and Agent; Principal Office

The address of the registered office of the Company in the State of Delaware as of the date hereof is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office as of the date hereof is Corporation Service Company. The Board of Directors may, from time to time, designate a new registered agent and/or registered office for the Company and, notwithstanding any provision in this Agreement, may amend this Agreement and the Certificate of Formation to reflect such designation without the Consent of the Members or any other Person. The principal office of the Company shall be 4500 Dorr Street, Toledo, Ohio 43615, or such other place as the Board of Directors may from time to time designate by notice to the Members.

The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors deems advisable.

Section 2.4 Term

The term of the Company shall continue until dissolved pursuant to the provisions of Article XIII or as otherwise provided by law.

ARTICLE III

PURPOSE

Section 3.1 Purpose and Business

The purpose and nature of the business to be conducted by the Company is (i) to conduct any business that may be lawfully conducted by a limited liability company organized pursuant to the Act; (ii) to enter into any corporation, partnership, joint venture, trust, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing; provided, however, that any business shall be limited to and conducted in such a manner as to permit the Initial Member at all times to be classified as a REIT, unless the Initial Member in its sole and absolute discretion has chosen to cease to qualify as a REIT or has chosen not to attempt to qualify as a REIT for any reason or reasons whether or not related to the business conducted by the Company. In connection with the foregoing, and without limiting the Initial Member’s right, in its sole and absolute discretion, to cease qualifying as a REIT, the Members acknowledge that the status of the Initial Member as a REIT inures to the benefit of all the Members and not solely to the Initial Member or its Affiliates, members and stockholders.

Section 3.2 Powers

The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Company shall not take, or shall refrain from taking, any action which, in the judgment of the Board of Directors, in its sole and absolute discretion, (i) could adversely affect the ability of the Initial Member to continue to qualify as a REIT, (ii) could subject the Initial Member to any taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Initial Member or its securities, unless such action (or inaction) with respect to the Initial Member shall have been specifically consented to by the Initial Member in writing.

ARTICLE IV

CAPITAL CONTRIBUTIONS AND ISSUANCES

OF MEMBERSHIP INTERESTS

Section 4.1 Company Shares and Share Capital; Capital Contributions of the Members

A. Company Shares and Share Capital. Each Common Unit issued and outstanding as of the date of this Agreement represents the ownership of an underlying single common share in the Company (“Company Share”) and each such Company Share is deemed to have a par value of one cent ($0.01) (“Share Capital”). Any redemption, cancellation, liquidation, or other transfer (as such term is used in Article XI) with respect to a Common Unit shall be deemed to be a corresponding redemption, cancellation, liquidation, or other transfer of an equal number of Company Shares in the Company, and such Company Share may not be transferred in any manner whatsoever separately from a Common Unit. A Member shall have no right to receive a return on, or return of, any Share Capital with respect to such Member’s Common Units and the corresponding Company Shares, other than as expressly set forth in this Agreement. Any Common Units issued after the date of the Agreement shall also represent the ownership the same number of newly issued Company Shares, par value one cent ($0.01), which Company Shares shall be subject to the same and terms and conditions as Company Shares outstanding as of the date of this Agreement.

B. Capital Contributions. Prior to or concurrently with the execution of this Agreement, the Members have made, or are deemed to have made, the Capital Contributions as set forth in the Member Registry in exchange for the issuance of Class A Common Units. On the date hereof, the Members own Class A Common Units in the amounts set forth in the Member Registry and have Percentage Interests in the Company as set forth in the Member Registry. The number of Units and Percentage Interest shall be adjusted in the Member Registry from time to time by the Company to the extent necessary to reflect accurately exchanges, redemptions, Capital Contributions, the issuance of additional Units or similar events having an effect on a Member’s Percentage Interest occurring after the date hereof in accordance with the terms of this Agreement. Except as provided in Sections 7.6, 10.5 and 13.3 hereof, the Members shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Company (whether in the form of loans, repayments of loans or otherwise). Except as otherwise set forth in Section 13.3 hereof, no Member shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Company or otherwise, provided that such Capital Account deficit did not arise by reason of distributions in violation of this Agreement or applicable law or other actions in violation of this Agreement or applicable law.

Section 4.2 Issuances of Membership Interests

A. General. The Board of Directors is hereby authorized to cause the Company from time to time to issue to Members (including the Initial Member and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Company or any of its Subsidiaries) Units or other Membership Interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to one or more other classes or series of Membership Interests, all as shall be determined, subject to applicable Delaware law, by the Board of Directors in its sole and absolute discretion, including, without limitation, (i) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Membership Interests, (ii) the right of each such class or series of Membership Interests to share in Company distributions, (iii) the rights of each such class or series of Membership Interests upon dissolution and liquidation of the Company, (iv) the rights, if any, of each such class or series to vote on matters that require the vote or Consent of the Members, and (v) the consideration, if any, to be received by the Company in exchange for such class or series of Membership Interests; provided, however, that no such Units or other Membership Interests shall be issued to the Initial Member unless either (a) the Membership Interests are issued in connection with the grant, award or issuance of Shares or other equity securities of the Initial Member (including a transaction described in Section 7.5.F) having designations, preferences and other rights such that the economic interests attributable to such Shares or other equity securities are substantially similar to the designations, preferences and other rights (except voting rights) of the Membership Interests issued to the Initial Member in accordance with this Section 4.2.A, or (b) the additional Membership Interests are issued to all Members holding Membership Interests in the same class in proportion to their respective Percentage Interests in such class. If the Company issues Membership Interests pursuant to this Section 4.2.A, the Board of Directors shall authorize and cause the Company to make such revisions to this Agreement (including but not limited to the revisions described in Sections 5.5, 6.2 and 8.6) as it deems necessary to reflect the issuance of such Membership Interests.

B. Classes of Units. From and after the date of the Agreement, the Company shall have three classes of Units entitled “Class A Common Units,” “LTIP Units” and “Option Units” and such additional classes of Units as may be created by the Board of Directors pursuant to Sections 4.2.A and 4.2.B. Class A Common Units, LTIP Units, Option Units or a class of Membership Interests created pursuant to Sections 4.2.A and 4.2.B, at the election of the Board of Directors, in its sole and absolute discretion, may be issued to newly admitted Members in exchange for the contribution by such Members of cash, real estate partnership interests, stock, notes or other assets or consideration; provided, however, that any Unit that is not specifically designated by the Board of Directors as being of a particular class shall be deemed to be a Class A Common Unit. The Board of Directors may reclassify any unissued Common Units from time to time in one or more classes or series.

C. Issuance of LTIP Units. The Company may from time to time issue Units of a series designated as “LTIP Units” (including such Units as may be designated “Restricted LTIP Units,” “Performance LTIP Units” or “OPP LTIP Units” or other such designations pursuant to Award Agreements) to Persons providing services to or for the benefit of the Company and admit such Persons as Members of the Company. LTIP Units are intended to qualify as “profits interests” in the Company for income tax purposes and, for the avoidance of doubt, the provisions of Section 4.4.A shall not apply to the issuance of LTIP Units. LTIP Units shall have the terms set forth in Exhibit F attached hereto and made part hereof.

D. Issuance of Option Units. The Company may from time to time issue Units of a series designated as “Option Units” to Persons providing services to or for the benefit of the Company and admit such Persons as Members of the Company. Option Units are intended to qualify as “profits interests” in the Company for income tax purposes and, for the avoidance of doubt, the provisions of Section 4.4.A shall not apply to the issuance of Option Units. Option Units shall have the terms set forth in Exhibit G attached hereto and made part hereof.

E. Authorized Units. The Company is authorized to issue up to seven hundred and fifty million (750,000,000) Units, which may be classified as common units, preferred units or other equity interests. The aggregate number of Units that are authorized (or the authorized number of any class of Units) may be increased or decreased from time to time as the Board of Directors shall determine, all without the approval of any Member or any other Person; provided, however, that the Board of Directors shall not decrease the number of Units that are authorized (or the authorized number of any class of Units) below the amount then outstanding.

Section 4.3 No Preemptive Rights

Except to the extent expressly granted by the Company pursuant to another Agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Company or (ii) issuance or sale of any Units or other Membership Interests.

Section 4.4 Other Contribution Provisions

A. General. If any Member is issued a Membership Interest with a positive Capital Account in exchange for services rendered to the Company, such transaction shall be treated by the Company and the affected Member as if the Company had compensated such Member in cash, and the Member had made a Capital Contribution of such cash to the capital of the Company.

B. Mergers. To the extent the Company acquires any property (or an indirect interest therein) by the merger of any other Person into the Company or with or into a Subsidiary of the Company, Persons who receive Membership Interests in exchange for their interest in the Person merging into the Company or with or into a Subsidiary of the Company shall be deemed to have been admitted as Additional Members pursuant to Section 12.2 and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement (or if not so provided, as determined by the Board of Directors in its sole and absolute discretion) and as set forth in the Member Registry.

Section 4.5 No Interest on Capital

No Member shall be entitled to interest on its Capital Contributions or its Capital Account.

ARTICLE V

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions

A. Distribution of Operating Income. The Board of Directors shall have the exclusive right and authority to declare and cause the Company to make distributions as and when the Board of Directors deems appropriate or desirable in its sole discretion. Notwithstanding anything to the contrary contained herein, in no event may a Member receive a distribution of Available Cash with respect to a Unit for a quarter or shorter period if such Member is entitled to receive a distribution with respect to a Share for which such Unit has been redeemed or exchanged. Unless otherwise expressly provided for herein, and except to the extent required by the terms established for a new class or series of Membership Interests created in accordance with Article IV hereof, no Membership

Interest shall be entitled to a distribution in preference to any other Membership Interest. The Board of Directors shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the Initial Member as a REIT, to distribute Available Cash (i) to Members in a manner that would not cause any such distribution or portion thereof to be treated as part of a sale of property to the Company by a Member under Section 707 of the Code or the Regulations thereunder; provided, however, that neither the Initial Member nor the Company shall have liability to a Member under any circumstances as a result of any distribution to a Member being so treated, and (ii) to the Initial Member in an amount sufficient to enable the Initial Member to make distributions to its stockholders that will enable the Initial Member to (a) satisfy the requirements for qualification as a REIT under the Code and the Regulations and (b) avoid any federal income or excise tax liability.

B. Method.

(i) Each holder of Membership Interests, if any, that is entitled to any preference in distribution shall be entitled to a distribution in accordance with the rights of any such class of Membership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Company Record Date).

(ii) To the extent there is Available Cash remaining after the payment of any preference in distribution in accordance with the foregoing clause (i) (if applicable), with respect to Membership Interests that are not entitled to any preference in distribution, such Available Cash shall be distributed pro rata to each such class in accordance with the terms of such class (and, within each such class, pro rata in proportion to the respective Percentage Interests on such Company Record Date).

In making distributions pursuant to this Section 5.1.B, the Board of Directors shall take into account the provisions of Paragraph 2 of Exhibit F to this Agreement.

Section 5.2 Distributions in Kind

The Board of Directors may determine, in its sole and absolute discretion, to make a distribution in kind of Company assets to the holders of Membership Interests, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in the same manner as a cash distribution in accordance with Articles V, VI and XIII hereof.

Section 5.3 Amounts Withheld

All amounts withheld pursuant to the Code or any provisions of any state or local tax law, Section 10.3.B(ii)(b) and Section 10.5 with respect to any allocation, payment or distribution to the Initial Member, the Members or Assignees shall be treated as amounts distributed to the Initial Member, Members or Assignees, as the case may be, pursuant to Section 5.1 for all purposes under this Agreement.

Section 5.4 Distributions upon Liquidation

Proceeds from a Liquidating Event shall be distributed to the Members in accordance with Section 13.2.

Section 5.5 Revisions to Reflect Issuance of Membership Interests

If the Company issues Membership Interests pursuant to Article IV hereof, the Initial Member shall make such revisions to this Article V and the Member Registry in the books and records of the Company as it deems necessary to reflect the terms of the issuance of such Membership Interests. Such revisions shall not require the consent or approval of any other Member.

ARTICLE VI

ALLOCATIONS

Section 6.1 Allocations for Capital Account Purposes

For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company’s items of income, gain, loss and deduction (computed in accordance with Exhibit B) shall be allocated among the Members in each taxable year (or portion thereof) as provided herein below.

A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C of this Agreement and any special allocations required to be made pursuant to Section 6.1.E, Net Income shall be allocated:

(i) first, to the Initial Member to the extent that Net Loss previously allocated to the Initial Member pursuant to Section 6.1.B(iv) exceeds Net Income previously allocated to the Initial Member pursuant to this clause (i);

(ii) second, to the Initial Member until the cumulative Net Income allocated under this clause (ii) equals the cumulative Net Loss allocated the Initial Member under Section 6.1.B(iv);

(iii) third, to the holders of any Membership Interests that are entitled to any preference upon liquidation until the cumulative Net Income allocated under this clause (iii) equals the cumulative Net Loss allocated to such Members under Section 6.1.B(iii);

(iv) fourth, to the holders of any Membership Interests that are entitled to any preference in distribution in accordance with the rights of any other class of Membership Interests until each such Membership Interest has been allocated, on a cumulative basis pursuant to this clause (iv), Net Income equal to the amount of distributions payable that are attributable to the preference of such class of Membership Interests, whether or not paid (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made);

(v) fifth, to the holders of any Membership Interests that are not entitled to any preference upon liquidation until the cumulative Net Income allocated under this clause (v) equals the cumulative Net Loss allocated to such Members under Section 6.1.B(ii); and

(vi) finally, with respect to Membership Interests that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made).

B. Net Loss. After giving effect to the special allocations set forth in Section 1 of Exhibit C of this Agreement and any special allocations required to be made pursuant to Sections 6.1.E, Net Loss shall be allocated:

(i) first, to the holders of Membership Interests that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, in proportion to, and to the extent that, their share of the Net Income previously allocated pursuant to Section 6.1.A(vi) exceeds, on a cumulative basis, the sum of (a) distributions with respect to such Membership Interests pursuant to clause (ii) of Section 5.1.B and (b) Net Loss allocated under this clause (i);

(ii) second, with respect to classes of Membership Interests that are not entitled to any preference in distribution upon liquidation, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); provided, however, that Net Loss shall not be allocated to any Member pursuant to this Section 6.1.B(ii) to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case (a) by not including in the Members’ Adjusted Capital Accounts any amount that a Member is obligated to contribute to the Company with respect to any deficit in its Capital Account pursuant to Section 13.3 and (b) in the case of a Member who also holds classes of Membership Interests that are entitled to any preferences in distribution upon liquidation, by subtracting from such Members’ Adjusted Capital Account the amount of such preferred distribution to be made upon liquidation) at the end of such taxable year (or portion thereof);

(iii) third, with respect to classes of Membership Interests that are entitled to any preference in distribution upon liquidation, in reverse order of the priorities of each such class (and within each such class, pro rata in proportion to their respective Percentage Interests as of the last day of the period for which such allocation is being made); provided, however, that Net Loss shall not be allocated to any Member pursuant to this Section 6.1.B(iii) to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case by not including in the Members’ Adjusted Capital Accounts any amount that a Member is obligated to contribute to the Company with respect to any deficit in its Capital Account pursuant to Section 13.3) at the end of such taxable year (or portion thereof); and

(iv) thereafter, to the Initial Member.

C. Allocation of Nonrecourse Debt. For purposes of Regulation Section 1.752-3(a), the Members agree that Nonrecourse Liabilities of the Company in excess of the sum of (i) the amount of Company Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated by the Company by taking into account facts and circumstances relating to each Member’s respective interest in the profits of the Company unless and to the extent provided otherwise in an agreement between any Member and the Company. For this purpose, the Company shall have the sole and absolute discretion in any Fiscal Year to allocate such excess Nonrecourse Liabilities among the Members in any manner permitted under Code Section 752 and the Regulations thereunder.

D. Recapture Income. Any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Members have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

E. Special Allocations Regarding LTIP Units.

(i) After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, and notwithstanding the provisions of Sections 6.1.A and 6.1.B above, but subject to the prior allocation of income and gain under Subsections 6.1.A(i) and (ii) above, any remaining Liquidating Gains shall first be allocated to the holders of LTIP Units until the Economic Capital Account Balances of such holders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Class A Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units (the “Target Balance”); provided, that, no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that such Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of such LTIP Unit, exceed Liquidating Losses realized since the issuance of such LTIP Unit.

(ii) Liquidating Gain allocated to an LTIP Unitholder under this Section 6.1.E will be attributed to specific LTIP Units of such LTIP Unitholder for purposes of determining (a) allocations under this Section 6.1.E, (b) the effect of the forfeiture or conversion of specific LTIP Units on such LTIP Unitholder’s Economic Capital Account Balance and (c) the ability of such LTIP Unitholder to convert specific LTIP Units into Class A Common Units. Such Liquidating Gain will be attributed to LTIP Units in the following order: (1) first, to Vested LTIP Units held for more than two years, (2) second, to Vested LTIP Units held for two years or less, (3) third, to Unvested LTIP Units that have remaining vesting conditions that only require continued employment or service to the Initial Member, Company or an Affiliate of either for a certain period of time (with such Liquidating Gains being attributed in order of vesting from soonest vesting to latest vesting), and (4) fourth, to other Unvested LTIP Units (with such Liquidating Gains being attributed in order of issuance from earliest issued to latest issued). Within each such category, Liquidating Gain will be allocated serially (i.e., entirely to the first unit in the category, then entirely to the next unit in the category, and so on, until a full allocation is made to the last unit in the category) in the order of smallest Book-Up Target to largest Book-Up Target until the Economic Capital Account Balance of such LTIP Unitholder attributable to such LTIP Unitholder’s ownership of each LTIP Unit in the category is equal to the Class A Common Unit Economic Balance; provided, however, that if there is not sufficient Liquidating Gain for the Economic Capital Account Balance of such LTIP Unitholder attributable to such LTIP Unitholder’s ownership of each LTIP Unit to be equal to the Class A Common Unit Economic Balance and the Book-Up Target for any LTIP Unit is less than the amount required to be allocated to the LTIP Unit for the Economic Capital Account attributable to the LTIP Unit to equal the Class A Common Unit Economic Balance, then Liquidating Gains shall be allocated pursuant to the waterfall set forth in 6.1.E(ii), clauses (1)-(4) above until the Book-Up Target of each such LTIP Unit in each category has been reduced to zero and, thereafter, any remaining Liquidating Gain shall be further allocated pursuant to such waterfall until the Economic Capital Account Balance of an LTIP Unitholder attributable to such LTIP Unitholder’s ownership of each LTIP Unit in the category is equal to the Class A Common Unit Economic Balance.

(iii) After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, and notwithstanding the provisions of Sections 6.1.A and 6.1.B above, in the event that, due to distributions with respect to Class A Common Units in which the LTIP Units do not participate or otherwise, the Economic Capital Account Balance of any present or former holder of LTIP Units, to the extent attributable to the holder’s ownership of LTIP Units, exceeds the Target Balance, the amount of such excess shall be reallocated to such LTIP Unitholder’s remaining LTIP Units to the same extent and in the same manner as would apply pursuant to Section 6.1.E(iv) below in the event of a forfeiture of LTIP Units. To the extent such excess may not be reallocated, any remaining Liquidating Losses shall be allocated to such LTIP Unitholder to the extent necessary to reduce or eliminate the disparity; provided, however, that if Liquidating Losses are insufficient to completely eliminate all such disparities, such losses shall be allocated among the LTIP Unitholders as reasonably determined by the Company.

(iv) If an LTIP Unitholder forfeits any LTIP Units to which Liquidating Gain has previously been allocated under this Section 6.1.E, the Capital Account associated with such forfeited LTIP Units will be reallocated to that LTIP Unitholder’s remaining LTIP Units using a methodology similar to that described in Section 6.1.E(ii) above to the extent necessary to cause such LTIP Unitholder’s Economic Capital Account Balance attributable to each LTIP Unit to equal the Class A Common Unit Economic Balance.

(v) In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 6.1.E, Net Income allocable under Section 6.1.A(iv) and (vi) and any Net Losses shall be recomputed by excluding the Liquidating Gains or Liquidating Losses so allocated.

(vi) The parties agree that the intent of this Section 6.1.E is to make the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with the Initial Member’s Class A Common Units (on a per Unit basis), but only to the extent that Liquidating Gains are of a sufficient magnitude to do so upon an actual or hypothetical sale of all or substantially all of the assets of the Company or upon an adjustment to the Members’ Capital Accounts pursuant to Section 1.D of Exhibit B. To the extent the LTIP Unitholders receive a distribution in excess of their Capital Accounts, such distribution will be a guaranteed payment under Section 707(c) of the Code.

F. Special Allocations Regarding Option Units. The principles of Section 6.1.E shall apply in respect of allocation of Liquidating Gains and Liquidating Losses to unvested Option Units as if they were Unvested LTIP Units, until the Economic Capital Account Balance per Option Unit is, as nearly as possible, equal to the product of (x) the number of Vested LTIP Units into which such Option Unit is convertible (as if such Option Unit were vested), and (y) the Class A Common Unit Economic Balance, applying correlative changes to the Book-Up Target for this purpose. The parties agree that the intent of this Section 6.1.F is (i) to make the Capital Account balance associated with each Option Unit economically equivalent to the Capital Account balance associated with the Initial Member’s Class A Common Units (on an “as converted” basis), but only if the Company has recognized Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of the relevant Option Unit, that exceed Liquidating Losses realized since the issuance of the relevant Option Unit, and (ii) to achieve the economic result consistent with Exhibit G.

G. Allocations to Ensure Intended Results. Recognizing the complexity of the allocations pursuant to this Article VI, the Company is authorized to modify these allocations (including by making allocations of gross items of income, gain, loss or deduction rather than allocations of net items) to ensure that they achieve the intended results, to the extent permitted by Section 704(b) of the Code and the Regulations thereunder.

Section 6.2 Revisions to Allocations to Reflect Issuance of Membership Interests

If the Company issues Membership Interests pursuant to Article IV hereof, the Initial Member shall make such revisions to this Article VI and the Board of Directors shall amend the Member Registry and the books and records of the Company as it deems necessary to reflect the terms of the issuance of such Membership Interests, including making preferential allocations to classes of Membership Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Member.

ARTICLE VII

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management

A. Powers of Board of Directors. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company are and shall be exclusively vested in the board of directors (the “Board of Directors”). The Directors shall constitute “managers” within the meaning of the Act. The Board of Directors shall have the power and authority to delegate to one or more other Persons the Board of Directors’ rights and power to manage and control the business and affairs, or any portion thereof, of the Company, including to delegate to Officers, agents and employees of the Company and its Subsidiaries or any other Person, except as prohibited by applicable law, and may authorize the Company, any Director, Officer, agent, employee or any other Person to enter into any document on behalf of the Company and perform the obligations of the Company thereunder, except as prohibited by applicable law. No Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. In addition to the powers now or hereafter granted to managers under the Act or that are granted to the Board of Directors under any other provision of this Agreement, the Board of Directors shall, subject to the other terms of this Agreement, have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including the following:

(i) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Company to make distributions to its Members in such amounts as are required under Section 5.1.A or as will permit the Initial Member (so long as the Initial Member chooses to attempt to qualify as a REIT) to avoid the payment of any U.S. federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the Initial Member to maintain its REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities including, without limitation, the assumption or guarantee of the debt of the Initial Member, its Subsidiaries or the Company’s Subsidiaries, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Company’s assets) and the incurring of any obligations the Board of Directors deems necessary for the conduct of the activities of the Company;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company (including acquisition of any new assets, the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company or any Subsidiary of the Company with or into another entity on such terms as the Board of Directors deems proper;

(iv) the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Initial Member, the Company or any of the Company’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Initial Member, its Subsidiaries, the Company’s Subsidiaries and any of their Affiliates) and the repayment of obligations of the Company and its Subsidiaries and any other Person in which the Company has an equity investment and the making of capital contributions to, and equity investments in, its Subsidiaries;

(v) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Company or any Subsidiary of the Company or any Person in which the Company has made a direct or indirect equity investment;

(vi) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the Company considers useful or necessary to the conduct of the Company’s operations or the implementation of the Company’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Company’s assets;

(vii) the mortgage, pledge, encumbrance or hypothecation of any assets of the Company;

(viii) the distribution of Company cash or other Company assets in accordance with this Agreement;

(ix) the holding, managing, investing and reinvesting of cash and other assets of the Company;

(x) the collection and receipt of revenues and income of the Company;

(xi) the selection, designation of powers, authority and duties and the dismissal of employees (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors of the Company and the determination of their compensation and other terms of employment or hiring (including waivers of conflicts of interest and the payment of their expenses and compensation out of the Company’s assets.

(xii) the maintenance of such insurance (including, without limitation, directors, trustees and officers insurance) for the benefit of the Company and the Members (including, without limitation, the Initial Member) and the directors, trustees and officers thereof as the Board of Directors deems necessary or appropriate;

(xiii) the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Company or the Initial Member or third parties) in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of funds or property to, or making of loans to, its Subsidiaries and any other Person in which it has an equity investment from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons); provided, however, that as long as the Initial Member has determined to attempt to continue to qualify as a REIT, the Company may not engage in any such formation, acquisition or contribution that would cause the Initial Member to fail to qualify as a REIT;

(xiv) the control of any matters affecting the rights and obligations of the Company or any Subsidiary of the Company (or any Person in which the Company directly or indirectly owns an interest), including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Company, any Subsidiary of the Company, or any such Person, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Company, any Subsidiary of the Company, or any such Person in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xv) the determination of the fair market value of any Company property distributed in kind, using such reasonable method of valuation as the Board of Directors may adopt;

(xvi) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Company or any Subsidiary of the Company (or any Person in which the Company directly or indirectly owns an interest);

(xvii) the exercise of any of the powers of the Board of Directors enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

(xviii) the exercise of any of the powers of the Board of Directors enumerated in this Agreement on behalf of any Person in which the Company does not have any interest pursuant to contractual or other arrangements with such Person;

(xix) the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the Board of Directors for the accomplishment of any of the powers of the Board of Directors enumerated in this Agreement;

(xx) the distribution of cash to acquire Units held by a Member in connection with a Member’s exercise of its Redemption Right under Section 8.6;

(xxi) the determination regarding whether a payment to a Member who exercises its Redemption Right under Section 8.6 that is assumed by the Initial Member will be paid in the form of the Cash Amount or the Shares Amount, except as such determination may be limited by Section 8.6.

(xxii) the acquisition of Membership Interests in exchange for cash, debt instruments and other property;

(xxiii) the maintenance of the Member Registry in the books and records of the Company to reflect the Capital Contributions and Percentage Interests of the Members as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance and transfer of Units, the admission of any Additional Member or any Substituted Member or otherwise;

(xxiv) the registration of any class of securities under the Securities Act or the Exchange Act, and the listing of any debt securities of the Company on any exchange;

(xxv) the issuance of additional Units, as appropriate and in the Board of Directors’ sole and absolute discretion;

(xxvi) the taking of any and all acts and things necessary or prudent to ensure that the Company will not be classified as an association taxable as a corporation for U.S. federal income tax purposes or a “publicly traded partnership” for purposes of Section 7704 of the Code, including but not limited to imposing restrictions on transfers, restrictions on the number of Members and restrictions on redemptions;

(xxvii) the filing of applications, communicating and otherwise dealing with any and all governmental agencies having jurisdiction over, or in any way affecting, the Company’s assets or any other aspect of the Company business;

(xxviii) taking of any action necessary or appropriate to comply with all regulatory requirements applicable to the Company in respect of its business, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, filings and documents, if any, required under the Exchange Act, the Securities Act, or by any national securities exchange requirements;

(xxix) the enforcement of any rights against any Member pursuant to representations, warranties, covenants and indemnities relating to such Member’s contribution of property or assets to the Company;

(xxx) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the Board of Directors deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Company (including, without limitation, all actions consistent with allowing the Initial Member at all times to qualify as a REIT except to the extent that the Initial Member voluntarily terminates or revokes its REIT status) and to possess and enjoy all the rights and powers of a managing member as provided by the Act; and

(xxxi) the delegation of any of any of the activities set forth above to Officers of the Company.

B. Composition. The Board of Directors shall consist of the number of directors to be determined by the Initial Member from time to time.

C. Election by the Initial Member, Term. All Directors shall be elected by the Initial Member. Each Director shall hold office until a successor is duly designated by the Initial Member in a written notice to the Company.

D. Directors Need Not be Members. The Board of Directors may, from time to time, and by the adoption of resolutions, establish qualifications for Directors. Directors may include Persons who may or may not be Affiliates, Officers or employees of the Company, a Member, or an affiliate thereof.

E. Removal. A Director may be removed (with or without cause) from the Board of Directors only by written notice to the Company by the Initial Member.

F. Resignation. Any Director may resign by delivering a written resignation to the Company at the Company’s principal office addressed to the Board of Directors. Such resignation shall be effective upon receipt of such resignation by the Board or at such later date designated therein. Any such resignation will be effective upon the acceptance of the resignation by the Board of Directors, in its sole discretion, and the election of a successor as provided in Section 7.1(G).

G. Vacancies. Upon any vacancy caused by the removal or resignation of a Director, the Initial Member shall have the right to fill such vacancy.

H. Meetings. The Board of Directors shall meet as and when the Directors determine. Any meeting of the Board of Directors may be held in person or by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

I. Action By Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

J. Quorum. A majority of all Directors, present in person or participating in accordance with Section 7.1.1, shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting without further notice. Except as otherwise provided by the Act, applicable law or in this Agreement, the act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

K. Committees. The Board of Directors may establish one or more committees of the Board of Directors, which shall consist of one or more Directors, and may delegate any of its responsibilities to such committees, except as prohibited by the Act or otherwise by applicable law. A majority of any committee, present in person or participating in accordance with Section 7.1.J, shall constitute a quorum for the transaction of business of such committee. Except as otherwise provided by the Act, applicable law or in this Agreement, the act of a majority of committee members present at a meeting at which a quorum is present shall be the act of such committee. A majority of the members of any committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any committee.

L. No Approval by Members. Notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, each of the Members and each other Person who may acquire an interest in Units or is otherwise bound by this Agreement hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement; (ii) agrees that the Board of Directors (on its own or through any Officer of the Company) is authorized to execute, deliver and perform this Agreement on behalf of the Company without any further act, approval or vote of the Members or the other Persons who may acquire an interest in Units or is otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the Company, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement, shall not constitute a breach by the Initial Member, the Board of Directors or any Officer of any duty that the Initial Member, the Board of Directors or any Officer may owe the Company or the Members or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

M. Insurance. At all times from and after the date hereof, the Board of Directors may cause the Company to obtain and maintain (i) casualty, liability and other insurance on the properties of the Company and its Subsidiaries and (ii) liability insurance for the Indemnitees hereunder, and

(iii) such other insurance as the Board of Directors, in its sole and absolute discretion, determines to be necessary.

N. Working Capital and Other Reserves. At all times from and after the date hereof, the Board of Directors may cause the Company to establish and maintain working capital reserves in such amounts as the Board of Directors, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Company under Article XIII.

Section 7.2 Certificate of Formation

The Certificate of Formation has previously been filed with the Secretary of State of the State of Delaware. To the extent the Board of Directors determines to be necessary or appropriate, the Company shall file amendments to and restatements of the Certificate of Formation and do all the things to maintain the Company as a limited liability company under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction in which the Company may elect to do business or own property. Subject to the terms of Section 8.5.A(iii), the Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation or any amendment thereto to any Member. The Company shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware and any other state, the District of Columbia or other jurisdiction in which the Company may elect to do business or own property.

Section 7.3 Title to Company Assets

Title to Company assets, whether real, personal or mixed, foreign or domestic, and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Members, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the Initial Member or one or more nominees, as the Board of Directors may determine, in its sole and absolute discretion. The Initial Member hereby declares and warrants that any Company assets for which legal title is held in the name of the Initial Member or any nominee or Affiliate of the Initial Member shall be held by the Initial Member for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

Section 7.4 Reimbursement of the Initial Member

A. Responsibility for Initial Member Expenses. The Company shall be responsible for and shall pay all expenses relating to the organization of the Company and the Initial Member and the ownership of their respective assets and its operations. The Initial Member shall be reimbursed on a monthly basis, or such other basis as the Board of Directors may determine in its sole and absolute discretion, for all expenses incurred by them relating to or resulting from the ownership and operation of, or for the benefit of, the Company (including, without limitation, (i) expenses relating to the ownership of interests in and operation of the Company, (ii) compensation of the officers and employees of the Initial Member including, without limitation, payments under any stock option or incentive plan that provides for stock units, or other phantom stock, pursuant to which employees will receive payments based upon dividends on or the value of Shares, (iii) auditing expenses, (iv) director fees and expenses of the Initial Member (if any), (v) all costs and expenses of the Initial Member being a public company, including costs of filings with the Securities and Exchange Commission and any other governmental entities, reports and other distributions to its stockholders, (vi) all costs and expenses of formation and operation of any Taxable REIT Subsidiaries or Qualified REIT Subsidiaries of the Initial Member, including filings with any governmental authorities, reports and other distributions to their respective equity holders, and (vii) all costs and expenses associated with litigation involving the Initial Member, the Board of Directors, the Company, any Subsidiary or any Person in which the Company directly or indirectly owns an interest); provided, however, that (i) the amount of any such reimbursement to the Initial Member shall be reduced by (x) any interest earned by the Initial Member with respect to bank accounts or other instruments or accounts held by it on behalf of the Company as permitted in Section 7.5.A (which interest is considered to belong to the Company and shall be paid over to the Company to the extent not applied to reimburse the Initial Member for expenses hereunder); and (y) any amount derived by the Initial Member from any investments permitted in Section 7.5.A; (ii) for so long as the Initial Member qualifies as a REIT, the Company shall not be responsible for any taxes that the Initial Member would not have been required to pay if it qualified as a REIT for federal income tax purposes or any taxes imposed on the Initial Member by reason of the Initial Member’s failure to distribute to its stockholders an amount equal to its taxable income (including, for the avoidance of doubt, any excise tax under Code Section 4981); (iii) the Company shall not be responsible for expenses or liabilities incurred by the Initial Member in connection with any business or assets thereof other than its ownership of Membership Interests or operation of, or for the benefit of, the Company or ownership of interests in other Qualified Assets; and (iv) the Company shall not be responsible for any expenses or liabilities of the Initial Member that are excluded from the scope of the indemnification provisions of Section 7.7.A by reason of the provisions of clause (i), (ii) or (iii) thereof. The Initial Member shall determine in good faith the amount of expenses incurred by it related to the ownership of Membership Interests or operation of, or for the benefit of, the Company. If certain expenses are incurred that are related both to the ownership of Membership Interests or operation of, or for the benefit of, the Company and to the ownership of other assets (other than Qualified Assets) or the operation of other businesses, such expenses will be allocated to the Company and such other entities (including the Initial Member) in the sole and absolute discretion of the Board of Directors. Such reimbursements shall be in addition to any reimbursement to the Initial Member pursuant to Section 10.3.E and as a result of indemnification pursuant to Section 7.7. All payments and reimbursements hereunder shall be characterized for U.S. federal income tax purposes as expenses of the Company incurred on its behalf, and not as expenses of the Initial Member.

B. Issuance Expenses. The Initial Member shall also be reimbursed for all expenses it incurs relating to any issuance of Membership Interests, Shares or other shares of such entity, Debt of the Company, Funding Debt of the Initial Member or rights, options, warrants, derivative securities or convertible or exchangeable securities pursuant to Article IV (including, without limitation, all costs, expenses, settlement payments, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Members to constitute expenses of, and for the benefit of, the Company.

C. Repurchases of Shares. If the Initial Member exercises its rights under its organizational documents to purchase Shares or other equity securities or otherwise elects or is required to purchase from its stockholders Shares or other equity securities in connection with a share repurchase or similar program or otherwise, or for the purpose of delivering such Shares or other equity securities to satisfy an obligation under any dividend reinvestment or equity repurchase program adopted by the Initial Member, or any Equity Incentive Plan or Employee Stock Purchase Plan adopted by the Initial Member or any similar obligation or arrangement undertaken by the Initial Member in the future, or pursuant to a net share settlement election under a forward sale contract, the purchase price paid by the Initial Member for those Shares or other equity securities and any other expenses incurred by the Initial Member in connection with such purchase shall be considered expenses of the Company and shall be reimbursable to the Initial Member, subject to the conditions that: (i) if those Shares or other equity securities subsequently are to be sold, the Initial Member shall pay to the Company any proceeds it receives for those Shares or other equity securities (provided, however, that a transfer of Shares for Class A Common Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such Shares or other equity securities are required to be cancelled pursuant to applicable law or are not retransferred by the Initial Member within thirty (30) days after the purchase thereof, the Company shall cancel (i) in the case of Shares, a number of Class A Common Units (rounded to the nearest whole Class A Common Unit) held by the Initial Member equal to the product attained by multiplying the number of those Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor, and (ii) in the case of other equity securities, the Class A Common Units or other Membership Interests corresponding to such equity securities.

D. Reimbursement not a Distribution. Except as set forth in the succeeding sentence, if and to the extent any reimbursement made pursuant to this Section 7.4 is determined for U.S. federal income tax purposes not to constitute a payment of expenses of the Company, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Members and shall not be treated as a distribution for purposes of computing the Members’ Capital Accounts. Amounts deemed paid by the Company to the Initial Member in connection with redemption of Units pursuant to Section 7.5.B shall be treated as a distribution for purposes of computing the Member’s Capital Accounts.

E. Funding for Certain Capital Transactions. In the event that the Initial Member shall undertake to acquire (whether by merger, consolidation, purchase, or otherwise) the assets or equity interests of another Person and such acquisition shall require the payment of cash by the Initial Member (whether to such Person or to any other selling party or parties in such transaction or to one or more creditors, if any, of such Person or such selling party or parties), (a) the Company shall advance to the Initial Member the cash required to consummate such acquisition if, and to the extent that, such cash is not to be obtained by the Initial Member through an issuance of Shares described in Section 4.2 or pursuant to a transaction described in Section 7.5.B, (b) the Initial Member shall, upon consummation of such acquisition, transfer to the Company (or cause to be transferred to the Company), in full and complete satisfaction of such advance and as required by Section 7.5, the assets or equity interests of such Person acquired by the Initial Member in such acquisition (or equity interests in Persons owning all of such assets or equity interests), and (c) pursuant to and in accordance with Section 4.2 and Section 7.5.B, the Company shall issue to the Initial Member, Membership Interests and/or rights, options, warrants or convertible or exchangeable securities of the Company having designations, preferences and other rights that are substantially the same as those of any additional Shares, other equity securities, New Securities and/or Convertible Funding

Debt, as the case may be, issued by the Initial Member in connection with such acquisition (whether issued directly to participants in the acquisition transaction or to third parties in order to obtain cash to complete the acquisition). In addition to, and without limiting, the foregoing, in the event that the Initial Member engages in a transaction in which (x) the Initial Member (or a wholly owned direct or indirect Subsidiary of the Initial Member) merges with another entity (referred to as the “Parent Entity”) that is organized in the UPREIT form (i.e., where the Parent Entity holds substantially all of its assets and conducts substantially all of its operations through a partnership, limited liability company or other entity treated as an entity disregarded from the Parent Entity or as a partnership for U.S. federal income tax purposes (referred to as an “Operating Entity”)) and the Initial Member survives such merger, (y) such Operating Entity merges with or is otherwise acquired by the Company in exchange in whole or in part for Membership Interests, and (z) the Initial Member is required or elects to pay part of the consideration in connection with such merger involving the Parent Entity in the form of cash and part of the consideration in the form of Shares, the Company shall distribute to the Initial Member with respect to its existing Membership Interest held directly by the Initial Member an amount of cash sufficient to complete such transaction and the Initial Member shall cause the Company to cancel a number of Units (rounded to the nearest whole number) held by the Initial Member equal to the product attained by multiplying the number of additional Shares that the Initial Member would have issued to the Parent Entity or the owners of the Parent Entity in such transaction if the entire consideration therefor were to have been paid in Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

Section 7.5 Outside Activities of the Initial Member; Relationship of Shares to Units; Funding Debt

A. General. The Initial Member shall not, directly or indirectly, enter into or conduct any business other than (i) in connection with the ownership, acquisition and disposition of Membership Interests as Initial Member or Member (including the financing or refinancing of any type related to the Company, its assets or activities), (ii) the operation of the Initial Member as a reporting company with a class (or classes) of securities registered under the Exchange Act, (iii) the operations of the Initial Member as a REIT, and (iv) such activities as are incidental to each of the foregoing; provided, that, nothing contained herein shall be deemed to prohibit the Initial Member from executing any guaranty of any Debt incurred by the Company, any Subsidiary or any Person in which the Company directly or indirectly owns an interest. The assets of the Initial Member shall be limited to the following (such assets described in clauses (i) through (viii) of this Section 7.5.A, the “Qualified Assets”):

(i) Membership Interests and other interests, rights, options, warrants or convertible or exchangeable securities of the Company;

(ii) such bank accounts or similar instruments or accounts in the Initial Member’s name as the Initial Member deems necessary to carry out its responsibilities and purposes as contemplated under this Agreement and its organizational documents (provided that accounts held on behalf of the Company to permit the Initial Member to carry out its responsibilities under this Agreement shall be considered to belong to the Company and the interest earned thereon shall, subject to Section 7.4.B, be applied for the benefit of the Company);

(iii) up to a one percent (1%) equity interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Company;

(iv) debt issued by the Company or any Subsidiary thereof in connection with the incurrence of Funding Debt or debt otherwise permitted herein;

(v) cash or other assets held for payment of administrative expenses or other payments, or pending distribution to security holders of the Initial Member or any wholly owned Subsidiary thereof, or pending contribution to the Company or any Subsidiary of the Initial Member or the Company;

(vi) other tangible and intangible assets (i) that, taken as a whole, are de minimis in relation to the net assets of the Company and its Subsidiaries, or (ii) with respect to which the Initial Member shall have entered into an agreement, or taken other commercially reasonable measures, to provide the Company with the full economic benefit, and require the Company to assume the full economic burden, of such assets such that the economic effect would be equivalent to ownership of such assets by the Company rather than by the Initial Member;

(vii) equity interests in Taxable REIT Subsidiaries, Qualified REIT Subsidiaries and limited liability companies (or other entities disregarded from their sole owner for U.S. federal income tax purposes, including wholly owned grantor trusts), in each case to the extent such entity’s assets consist solely of the assets described in clauses (i) through (vi) above.

B. Repurchase of Shares and Other Securities. If the Initial Member exercises its rights under its organizational documents to purchase Shares or otherwise elects to purchase from the holders thereof Shares, other equity securities of the Initial Member, New Securities or Convertible Funding Debt, or if the Shares are delivered to the Initial Member pursuant to a net share settlement election under a forward sale contract, then the Initial Member shall cause the Company to purchase from the Initial Member (a) in the case of a purchase of Shares, that number of Units of the appropriate class equal to the product obtained by multiplying the number of Shares purchased by the Initial Member times a fraction, the numerator of which is one and the denominator of which is the Conversion Factor, or (b) in the case of the purchase of any other securities on the same terms and for the same aggregate price that the Initial Member purchased such securities.

C. Equity Incentive Plan and Employee Stock Purchase Plan. If, at any time or from time to time, the Initial Member sells or otherwise issues Shares pursuant to any Equity Incentive Plan or Employee Stock Purchase Plan, the Initial Member shall transfer or cause to be transferred the proceeds of the sale of such Shares, if any, to the Company as an additional Capital Contribution and the Company shall issue to the Initial Member an amount of additional Units equal to the number of Shares so sold or issued divided by the Conversion Factor. If the Company or the Initial Member acquires Shares as a result of the forfeiture of such Shares under any Equity Incentive Plan, then the Company shall cancel, without payment of any consideration to the Initial Member, that number of Units of the appropriate class equal to the number of Shares so acquired, and, if the Company acquired such Shares, it shall transfer such Shares to the Initial Member for cancellation.

D. Issuances of Shares and Other Securities.

(i) So long as the common stock of the Initial Member is Publicly Traded, the Initial Member shall not grant, award or issue any additional Shares (other than Shares issued pursuant to Section 8.6 hereof or pursuant to a dividend or distribution (including any share split) of Shares to all of its stockholders that results in an adjustment to the Conversion Factor pursuant to clause (i), (ii) or (iii) of the definition thereof), other equity securities of the Initial Member, New Securities or Convertible Funding Debt unless (i) the Company shall, pursuant to Section 4.2.A hereof, issue to the Initial Member, Membership Interests or rights, options, warrants or convertible or exchangeable securities of the Company having designations, preferences and other rights, all such that the economic interests are substantially the same as those of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, and (ii) in exchange therefor, the Initial Member transfers or otherwise causes to be transferred to the Company, as an additional Capital Contribution, the proceeds from the grant, award, or issuance of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, or from the exercise of rights contained in such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be (or, in the case of an acquisition described in Section 7.4.F in which all or a portion of the cash required to consummate such acquisition is to be obtained by the Initial Member through an issuance of Shares described in Section 4.2, the Initial Member complies with such Section 7.4.F).

(ii) Without limiting the foregoing, the Initial Member is expressly authorized to issue additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, for less than fair market value, and the Board of Directors is expressly authorized, pursuant to Section 4.2.A hereof, to cause the Company to issue to the Initial Member corresponding Membership Interests (for example, and not by way of limitation, (x) the issuance of Shares and corresponding Units pursuant to a share purchase plan providing for purchases of Shares, either by employees or stockholders, at a discount from fair market value or pursuant to employee share options that have an exercise price that is less than the fair market value of the Shares, either at the time of issuance or at the time of exercise or (y) the issuance of Shares pursuant to any net share settlement election by the Initial Member in accordance with a forward sale agreement), as long as (i) the Initial Member and Board of Directors concludes in good faith that such issuance is in the interests of the Initial Member and Company, respectively, and (ii) the Initial Member transfers all proceeds from any such issuance or exercise to the Company as an additional Capital Contribution.

E. Funding Debt. The Initial Member or any wholly owned Subsidiary of the Initial Member may incur a Funding Debt, including, without limitation, a Funding Debt that is convertible into Shares or otherwise constitutes a class of New Securities (“Convertible Funding Debt”), subject to the condition that the Initial Member or such Subsidiary, as the case may be, lend to the Company the net proceeds of such Funding Debt; provided, however, that Convertible Funding Debt shall be issued in accordance with the provisions of Section 7.5.D above; and, provided further that, the Initial Member or such Subsidiary shall not be obligated to lend the net proceeds of any Funding Debt to the Company in a manner that would be inconsistent with the Initial Member’s ability to remain qualified as a REIT. If the Initial Member or such Subsidiary enters into any Funding Debt, the loan to the Company shall be on comparable terms and conditions, including interest rate, repayment schedule, costs and expenses and other financial terms, as are applicable with respect to or incurred in connection with such Funding Debt.

F. Capital Contributions of the Initial Member. The Capital Contributions by the Initial Member pursuant to Sections 7.5.C and 7.5.D will be deemed to equal the cash contributed by the Initial Member plus, (i) in the case of cash contributions funded by an offering of any equity securities in or other securities of the Initial Member, the offering costs attributable to the cash contributed to the Company to the extent not reimbursed pursuant to Section 7.4.C and (ii) in the case of Units issued pursuant to Section 7.5.C, an amount equal to the difference between the Value of the Shares sold pursuant to an Equity Incentive Plan or Employee Stock Purchase Plan, as applicable, and the net proceeds of such sale.

Section 7.6 Transactions with Affiliates

A. Transactions with Certain Affiliates.

(i) The Company may lend or contribute funds to, and borrow funds from, Persons in which the Company has any direct or indirect equity investment (including Subsidiaries) and Persons who own interests in the Company (including the Initial Member), and such Persons may borrow funds from, and lend or contribute funds to, the Company, on terms and conditions established in the sole and absolute discretion of the Board of Directors. The foregoing authority shall not create any right or benefit in favor of any Person.

(ii) The Company may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts, statutory trusts or other business entities in which it is or thereby becomes a participant, upon such terms and subject to such conditions consistent with this Agreement (including Section 7.5A) and applicable law.

(iii) Subject to Section 7.5A, the Initial Member, any Subsidiary, any Affiliate, or such other Person in which the Company directly or indirectly owns an equity interest, may sell, transfer or convey any property to, or purchase any property from, the Company, directly or indirectly, on terms and conditions established by the Board of Directors in its sole and absolute discretion.

B. Conflict Avoidance. The Board of Directors is expressly authorized to enter into, in the name and on behalf of the Company, a non-competition arrangement and other conflict avoidance agreements with various Affiliates of the Company and Initial Member on such terms as the Board of Directors, in its sole and absolute discretion, believes is advisable.

C. Benefit Plans Sponsored by the Company. The Board of Directors in its sole and absolute discretion and without the approval of the Members, may propose and adopt on behalf of the Company employee benefit plans funded by the Company for the benefit of employees of the Initial Member, the Company, Subsidiaries of the Company or any Affiliate of any of them.

Section 7.7 Indemnification

A. General. To the fullest extent permitted by law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts, arising from or in connection with any and all claims, demands, subpoenas, requests for information, formal or informal investigations, actions, suits or proceedings, whether civil, criminal, administrative or investigative, incurred by the

Indemnitee and relating to the Company, the Initial Member or the direct or indirect operation of, or the direct or indirect ownership of property by, the Indemnitee, the Company or the Initial Member as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, as long as (i) such Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be within the scope of authority conferred upon such Indemnitee pursuant to this Agreement, and (ii) such Indemnitee’s act or omission (if any) from which such loss, claim, damage, judgment, fine or liability arises does not constitute willful misconduct, gross negligence, bad faith or fraud by such Indemnitee. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guarantee, contractual obligation for any indebtedness or other obligation or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Company is authorized to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, and any insurance proceeds from the liability policy covering the Initial Member and any Indemnitee, and neither the Initial Member nor any Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7.

B. Reimbursement of Expenses. To the fullest extent permitted by law, reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Company in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Section 7.7 has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C. No Limitation of Rights. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

D. Insurance. The Company may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the Board of Directors shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Indemnitee or Person against such liability under the provisions of this Agreement.

E. No Personal Liability for Members. In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

F. Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

G. Benefit. The provisions of this Section 7.7 are only for the benefit of the Indemnitees, their employees, officers, directors, trustees, heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the limitation on the Company’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

H. Indemnification Payments Not Distributions. If and to the extent any payments to the Initial Member pursuant to this Section 7.7 constitute gross income to the Initial Member (as opposed to the repayment of advances made on behalf of the Company), such amounts shall constitute guaranteed payments for the use of capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Members, and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

I. Exception to Indemnification. Notwithstanding anything to the contrary in this Agreement, the Initial Member shall not be entitled to indemnification hereunder for any loss, claim, damage, liability or expense for which the Initial Member is obligated to indemnify the Company under any other agreement between the Initial Member and the Company.

Section 7.8 Liability of the Company Parties

A. General. Notwithstanding anything to the contrary set forth in this Agreement, to the fullest extent permitted by law, the Company and its Directors and Officers and the Board of Directors (the “Company Parties”) shall not be liable or accountable for monetary or other damages or otherwise to the Company, any Members or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission.

B. Tax Consequences of Initial Member and Members. The Members expressly acknowledge that the Company Parties, in considering whether to dispose of any of the Company’s assets, shall take into account the tax consequences to the Initial Member of any such disposition (including, but not limited to any requirement to make distributions as a result of gain recognized upon such disposition) and shall have no liability whatsoever to the Company or any Member for decisions that are based upon or influenced by such tax consequences. In addition, in exercising its authority under this Agreement with respect to other matters, the Company Parties may, but shall be under no obligation to, take into account the tax consequences to any Member (including the Initial

Member) of any action taken (or not taken) by the Initial Member. No decision or action (or failure to act) contemplated by the preceding sentence shall constitute a breach of any duty owed to the Company or the Members by law or equity, fiduciary or otherwise. The Company Parties shall not have liability to any Member for monetary or other damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Member in connection with any taking or omission to take any such actions by the Company Parties unless such Company Party acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

C. No Obligation to Consider Separate Interests of Members or Stockholders. The Members expressly acknowledge that the Company Parties are acting on behalf of the Company, its equity holders (and, to the extent separate, the equity holders of the Initial Member), and the equity holders of the Members, collectively, and that, except as otherwise set forth herein, the Company Parties are under no obligation to consider or give priority to the separate interests of the Members (including, without limitation, the tax consequences to Members or Assignees) in deciding whether to cause the Company to take (or decline to take) any actions. Any decisions or actions taken or not taken in accordance with the terms of this Agreement shall not constitute a breach of any duty owed to the Company or the Members by law or equity, fiduciary or otherwise. For the avoidance of doubt, where this Agreement permits or requires any Director, Officer, Member or any Affiliate thereof or any person acting on behalf thereof, to make any decision, determination or election, or to take any action, in its “discretion” or subject to another similar standard or no express standard, such Director, Officer, Member, Affiliate, or other person acting on behalf thereof shall be entitled to consider only such interests and factors as such Director, Officer, Member, Affiliate or other person acting on behalf thereof desires and, to the fullest extent permitted by applicable Law, shall have no duty or obligation to give any consideration to any interests of or factors affecting the Company, any of the other Members or any other Person, and shall not be subject to any other or different standard imposed by applicable Law. The Company Parties shall not have liability to any Member for monetary or other damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Member in connection with any taking or omission to take any such actions by the Company Parties unless such Company Party acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

D. Actions of Agents. Subject to the obligations and duties of the Board of Directors set forth in Section 7.1.A, the Board of Directors may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, including Officers of the Company. The Board of Directors shall not be liable to the Company or any Member for any misconduct or negligence on the part of any such agent appointed by the Board of Directors in good faith.

E. Effect of Amendment. Notwithstanding any other provision contained herein, any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Board of Directors’ liability to the Company and the Members or any other Person bound by this Agreement under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

F. Limitations of Fiduciary Duty. This Agreement is not intended to, and does not, create or impose any fiduciary duty on any Member. To the extent that at law or in equity any Director, Officer or Member, in its capacity as such, would otherwise have duties (including fiduciary duties) to the Company or to any other Director, Officer or Member, the Company and each Director, Officer and Member hereby waives all such duties (including fiduciary duties) that, absent such waiver, may be implied by Law, and it is hereby expressly agreed that all such duties are eliminated and that the sole obligations of each Director, Officer and Member, in its capacity as such, to the Company or to any other Director, Officer or Member shall be (i) those obligations expressly set forth in this Agreement or any other agreement between such Director, Officer or Member, on the one hand, and the Company or any other Director, Officer or Member, on the other hand, and (ii) to conduct itself in a manner that does not breach the implied contractual covenant of good faith and fair dealing.

G. Reliance on this Agreement. Consistent with the foregoing, to the extent that, at law or in equity, the Company Parties have duties (including fiduciary duties) and liabilities relating thereto to the Company or the Members, the Company Parties shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement.

Section 7.9 Other Matters Concerning the Company Parties

A. Reliance on Documents. The Company Parties may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B. Reliance on Advisors. The Company Parties may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the Company Parties reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C. Action Through Agents. The Company Parties shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Company Parties in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the Company Parties hereunder.

D. Actions to Maintain REIT Status or Avoid Taxation of the Initial Member. Notwithstanding any other provisions of this Agreement or the Act, any action of the Company Parties on behalf of the Company or any decision of the Company Parties to refrain from acting on behalf of the Company undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Initial Member to qualify as a REIT or (ii) to allow the Initial Member to avoid incurring any liability for taxes under Section 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Members.

Section 7.10 Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Company Parties have full power and authority, without consent or approval of any Member or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company, to enter into any contracts on behalf of the Company and to take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Company Parties as if the Company Parties were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Company Parties in connection with any such dealing, in each case except to the extent that such action imposes, or purports to impose, liability on the Member. In no event shall any Person dealing with the Company Parties or their representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Company Parties or their representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Company Parties or their representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

Section 7.11 Loans by Third Parties

The Company may incur Debt, or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of property, any contribution of property by third parties and corresponding distribution of Debt proceeds to applicable contributors, and any borrowings from, or guarantees of Debt of, the Initial Member or any of its Affiliates) with any Person upon such terms as the Board of Directors determines appropriate.

ARTICLE VIII

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 8.1 Limitation of Liability

The Members shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5, or under the Act.

Section 8.2 Management of Business

No Member or Assignee (other than any Officer, Director, employee, partner, agent or trustee of the Company or any of its Affiliates, in their capacity as such) shall take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company, unless delegated such power by the Board of Directors. The transaction of any such business by the Company Parties, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Members or Assignees under this Agreement.

Section 8.3 Outside Activities of Members

Subject to Section 7.5 hereof, and subject to any agreements entered into pursuant to Section 7.6.B hereof and to any other agreements entered into by a Member or its Affiliates with the Company or a Subsidiary, any Member (other than the Initial Member) and any Officer, Director, manager, employee, agent, trustee, Affiliate, member or stockholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct or indirect competition with the Company. Neither the Company nor any Members shall have any rights by virtue of this Agreement in any business ventures of any Member, officer, director, manager, employee, agent, trustee, Affiliate, member, stockholder or Assignee of any Member. None of the Members or any other Person shall have any rights by virtue of this Agreement or the limited liability relationship established hereby in any business ventures of any other Person, and no Person shall have any obligation pursuant to this Agreement to offer any interest in any such business venture to the Company, any Member or any such other Person, even if such opportunity is of a character which, if presented to the Company, any Member or such other Person, could be taken by such Person.

Section 8.4 Return of Capital

Except pursuant to the right of redemption set forth in Section 8.6, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein. No Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions (except as permitted by Section 4.2.A) or, except to the extent provided by Exhibit C or as permitted by Sections 4.2.A, 5.1.B(i), 6.1.A and 6.1.B, or otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.

Section 8.5 Rights of Members Relating to the Company

A. General. In addition to other rights provided by this Agreement or non-waivable provisions of the Act, and except as limited by Section 8.5.D, each Member shall have the right, for a business purpose reasonably related to such Member’s interest as a Member in the Company, upon written demand with a statement of the purpose of such demand and at such Member’s own expense (including such administrative charges as the Company may establish from time to time):

(i) to obtain a copy of the Company’s U.S. federal, state and local income tax returns for each Fiscal Year;

(ii) to obtain a current list of the name and last known business, residence or mailing address of each Member; and

(iii) to obtain a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed.

B. Notice of Conversion Factor. The Company shall notify each Member upon request (i) of the then current Conversion Factor and (ii) of any changes to the Conversion Factor.

C. Notice of Extraordinary Transaction of the Initial Member. Prior to making any extraordinary distributions of cash or property to its stockholders or effecting an Extraordinary Transaction, the Initial Member shall provide written notice to the Members of its intention to effect such distribution or Extraordinary Transaction at least twenty (20) days (or such shorter period determined by the Board of Directors in consultation with the Initial Member, and provide that a failure to provide 20 days’ notice shall not affect the validity of the extraordinary distribution or Extraordinary Transaction) prior to the record date to determine shareholders eligible to receive such distribution or to vote upon such Extraordinary Transaction (or, if no such record date is applicable, at least twenty (20) days (or such shorter period determined by the Board of Directors in consultation with the Initial Member, and provide that a failure to provide 20 days’ notice shall not affect the validity of the extraordinary distribution or Extraordinary Transaction) before consummation of such distribution). This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by this Agreement or requires a Consent of the Members or (ii) to require a Consent on the part of any one or more of the Members to a transaction that does not otherwise require Consent under this Agreement. Each Member agrees, as a condition to the receipt of the notice pursuant hereto, to keep confidential the information set forth therein until such time as the Initial Member has made public disclosure thereof, to use such information during such period of confidentiality solely for purposes of determining whether to exercise the Redemption Right (if applicable) and to execute a confidentiality agreement provided by the Initial Member; provided, however, that a Member may disclose such information to its attorney, accountant and/or financial advisor for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial advisor agrees to receive and hold such information subject to this confidentiality requirement.

D. Confidentiality. Notwithstanding any other provision of this Section 8.5, the Board of Directors may keep confidential from the Members, for such period of time as the Board of Directors determines in its sole and absolute discretion, any information that (i) the Board of Directors reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board of Directors in good faith believes is not in the best interests of the Company or could damage the Company or its business or (ii) the Company or its business is required by law or by agreements with unaffiliated third parties to keep confidential, provided, however, that this Section 8.5.D shall not affect the notice requirements set forth in Section 8.5.C.

Section 8.6 Redemption Right

A. General.

(i) Subject to Section 8.6.C and Section 11.6.E, at any time on or after one year (or such shorter period as determined by the Board of Directors in its sole discretion) following the date on which a Class A Common Unit was issued (which, in the event of a transfer shall be deemed to be the date that the Class A Common Unit was issued to the original recipient thereof for purposes of this Section 8.6), the holder of such Class A Common Unit (if other than the Initial Member or any Subsidiary thereof) shall have the right (the “Redemption Right”) to require the Company to redeem such Unit, with such redemption to occur on the Specified Redemption Date and at a redemption price equal to and in the form of the Cash Amount to be paid by the Company. Any such Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Company (with a copy to the Initial Member) by the holder of the Units who is exercising the Redemption Right (the “Redeeming Member”).

(ii) A Member may exercise the Redemption Right from time to time, without limitation as to frequency, with respect to part or all of the Units that it owns, as selected by the Member, provided, however, that (a) a Member may not exercise the Redemption Right for fewer than one thousand (1,000) Units of a particular class, or if such Member holds fewer than one thousand (1,000) Units in that class, all of such Units, and (b) with respect to a Member that is an entity, such Member may exercise the Redemption Right for fewer than one thousand (1,000) Units without regard to whether or not such Member is exercising the Redemption Right for all of the Units held by such Member as long as such Member is exercising the Redemption Right on behalf of one or more of its equity owners in respect of one hundred percent (100%) of such equity owners’ interests in such Member.

(iii) The Redeeming Member shall have no right with respect to any Units so redeemed to receive any distributions paid in respect of a Company Record Date for distributions in respect of Units after the Specified Redemption Date with respect to such Units.

(iv) The Assignee of any Member may exercise the rights of such Member pursuant to this Section 8.6, and such Member shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Member’s Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Member, the Cash Amount shall be paid by the Company directly to such Assignee and not to such Member.

(v) Notwithstanding the foregoing, in connection with an Extraordinary Transaction, the Redemption Right shall be exercisable, without regard to whether the Units have been outstanding for any specified period, during the period commencing on the date on which the Initial Member provides notice of the Extraordinary Transaction and ending on the record date to determine stockholders eligible to receive such distribution or participate in such Extraordinary Transaction (or if none, ending on the date of consummation of such distribution or Extraordinary Transaction). If this subparagraph (iv) applies, the Specified Redemption Date shall be the date on which the Company and the Initial Member receive notice of exercise of the Redemption Right.

B. Initial Member Assumption of Redemption Right.

(i) If a Member has delivered a Notice of Redemption, the Initial Member may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of Shares set forth in the organizational documents of the Initial Member), elect to assume directly and satisfy a Redemption Right. If such election is made by the Initial Member, the Company shall determine whether the Initial Member shall satisfy the Redemption Amount by either (a) paying the Cash Amount or (b) delivering a number of Shares equal to the Shares Amount, or any combination of the foregoing. The Company’s decision regarding whether such payment shall be made in the form of the Cash Amount or the Shares Amount, and the respective amount of each form of consideration, shall be made by the Board of Directors, in its sole and absolute discretion. Payment of the Redemption Amount in the form of Shares shall be in Shares duly authorized, validly issued, fully paid and nonassessable and if applicable, free and clear of any pledge, lien, encumbrance or restriction, other than those provided in the organizational documents of the Initial Member, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such Shares entered into by the Redeeming Member, and shall bear a legend in form and substance determined by the Board of Directors. Upon such payment by the Initial Member, the Initial Member shall acquire the Units offered for redemption by the Redeeming Member and shall be treated for all purposes of this Agreement as the owner of such Units. Unless the Initial Member, in its sole and absolute discretion, shall exercise its right to assume directly and satisfy the Redemption Right, the Initial Member shall not have any obligation to the Redeeming Member or to the Company with respect to the Redeeming Member’s exercise of the Redemption Right. If the Initial Member shall exercise its right to assume directly and satisfy the Redemption Right in the manner described in the first sentence of this Section 8.6.B and shall fully perform its obligations in connection therewith, the Company shall have no right or obligation to pay any amount to the Redeeming Member with respect to such Redeeming Member’s exercise of the Redemption Right, and each of the Redeeming Member, the Company and the Initial Member shall, for U.S. federal income tax purposes, treat the transaction between the Initial Member and the Redeeming Member as a sale of the Redeeming Member’s Units to the Initial Member.

(ii) If the Company determines that the Initial Member shall pay the Redeeming Member the Redemption Amount in the form of Shares, the total number of Shares to be paid to the Redeeming Member in exchange for the Redeeming Member’s Units shall be the applicable Shares Amount. If this amount is not a whole number of Shares, the Redeeming Member shall be paid (a) that number of Shares (rounded downward) which equals the nearest whole number less than such amount plus (b) an amount of cash which the Board of Directors determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to the Redeeming Member.

(iii) Each Redeeming Member agrees to execute such documents or provide such information or materials as the Initial Member may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right.

C. Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of Sections 8.6.A and 8.6.B, a Member shall not be entitled to exercise the Redemption Right pursuant to Section 8.6.A if (but only as long as) the delivery of Shares to such Member on the Specified Redemption Date would (i) be prohibited under the restrictions on the ownership or transfer of Shares in the organizational documents of the Initial Member, (ii) be prohibited under applicable federal or state securities laws or regulations (in each case regardless of whether the Initial Member would in fact assume and satisfy the Redemption Right), (iii) without limiting the foregoing, result in the Shares being owned by fewer than 100 persons (determined without reference to rules of attribution), (iv) without limiting the foregoing, result in the Initial Member being “closely held” within the meaning of Section 856(h) of the Code or cause the Initial Member to own, actually or constructively, ten percent (10%) or more of the ownership interests in a tenant of the Initial Member, the Company or a subsidiary of the Company within the meaning of Section 856(d)(2)(B) of the Code, and (v) without limiting the foregoing, cause the acquisition of the Shares by the Redeeming Member to be “integrated” with any other distribution of Shares for purposes of complying with the registration provision of the Securities Act, as amended. Notwithstanding the foregoing, the Board of Directors, in consultation with the Initial Member, may waive such prohibition set forth in this Section 8.6.C.

D. No Liens on Units Delivered for Redemption. Each Member covenants and agrees that all Shares delivered for redemption shall be delivered to the Company or the Initial Member, as the case may be, free and clear of all liens; and, notwithstanding anything contained herein to the contrary, neither the Initial Member nor the Company shall be under any obligation to acquire Units which are or may be subject to any liens. Each Member further agrees that, if any federal, state or local tax is payable as a result of the transfer of its Units to the Company or the Initial Member, such Member shall assume and pay such transfer tax.

E. Additional Membership Interests; Modification of Holding Period. If the Company issues Membership Interests to any Additional Member pursuant to Article IV, the Board of Directors may make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such Membership Interests (including setting forth any restrictions on the exercise of the Redemption Right with respect to such Membership Interests which differ from those set forth in this Agreement); provided, however, that no such revisions shall materially adversely affect the rights of any other Member to exercise its Redemption Right without that Member’s prior written consent. In addition, the Board of Directors may, with respect to any holder or holders of Units, at any time and from time to time, as it shall determine in its sole and absolute discretion, (i) reduce or waive the length of the period prior to which such holder or holders may not exercise the Redemption Right or (ii) reduce or waive the length of the period between the exercise of the Redemption Right and the Specified Redemption Date.

F. LTIP Unit and Option Unit Exception. Holders of LTIP Units and Option Units shall not be entitled to the Redemption Right provided for in Section 8.6.A of this Agreement, unless and until Option Units have been converted to LTIP Units and any LTIP Units have been converted into Class A Common Units (or any other class or series of Units entitled to such Redemption Right) in accordance with their terms; provided, that, the one (1) year requirement set forth in the first sentence of Subsection 8.6.A(i) shall not apply with respect to Class A Common Units issued upon conversion of LTIP Units (including LTIP Units converted from Option Units).

ARTICLE IX

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting

The Board of Directors shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 9.3. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, magnetic tape, photographs, micrographics, electronic or cloud storage or any other information storage device, provided, however, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 9.2 Fiscal Year

The Fiscal Year shall be the calendar year.

Section 9.3 Reports

A. Annual Reports. If and to the extent that the Initial Member mails its annual report to its stockholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the Initial Member shall cause to be mailed to each Member an annual report, as of the close of the most recently ended Fiscal Year, containing financial statements of the Initial Member prepared on a consolidated basis with the Company, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized “Big Four” firm of independent public accountants selected by the Initial Member.

B. Quarterly Reports. If and to the extent that the Initial Member mails quarterly reports to its stockholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the Initial Member shall cause to be mailed to each Member a report containing unaudited financial statements, as of the last day of such fiscal quarter, of the Initial Member prepared on a consolidated basis with the Company, and such other information as may be required by applicable law or regulation, or as the Initial Member determines to be appropriate.

C. The Initial Member shall have satisfied its obligations under Sections 9.3.A and 9.3.B by (i) to the extent the Initial Member or the Company is subject to periodic reporting requirements under the Exchange Act, filing the quarterly and annual reports required thereunder within the time periods provided for the filing of such reports, including any permitted extensions, or (ii) posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Company or the Initial Member.

ARTICLE X

TAX MATTERS

Section 10.1 Preparation of Tax Returns

The Company shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for U.S. federal and state income tax purposes and shall use commercially reasonable efforts to furnish (including by facsimile or other electronic transmission or any other means permitted by law), no later than July 31 of each taxable year, the tax information reasonably required by Members for federal and state income tax reporting purposes.

Section 10.2 Tax Elections

Except as otherwise provided herein, the Board of Directors shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code (including the election under Section 754 of the Code). The Board of Directors shall have the right to seek to revoke any such election upon the Board of Directors’ determination in its sole and absolute discretion that such revocation is in the best interests of the Company and the Members.

Section 10.3 Partnership Representative and Company Tax Audit Matters

A. General. The Initial Member shall be the “partnership representative” pursuant to Section 6223(a) of the Code for U.S. federal income tax purposes and any corresponding state or local income tax purposes, and the Initial Member shall appoint a designated individual with substantial presence in the United States through which the partnership representative will act.

B. Powers. The partnership representative is authorized, but not required (and the Members hereby consent to the partnership representative taking the following actions):

(i) to allocate any Imputed Underpayment Amount to those Members to whom such amounts are reasonably attributable;

(ii) to make the election under Section 6221(b) of the Code, if available;

(iii) to enter into any settlement with the IRS with respect to any tax audit or judicial review for the adjustment of Company items required to be taken into account by a Member or the Company for income tax purposes, and in the settlement agreement the partnership representative may expressly state that such agreement shall bind the Company and all Members;

(iv) to seek judicial review of any adjustment assessed by the IRS or any other tax authority, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Company’s principal place of business is located;

(v) to intervene in any action brought by any other Member for judicial review of a final adjustment;

(vi) to file a request for an administrative adjustment with the IRS or other tax authority at any time and, if any part of such request is not allowed by the IRS or other tax authority, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(vii) to enter into an agreement with the IRS or other tax authority to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item;

(viii) to take any other action on behalf of the Members of the Company in connection with any tax audit or judicial review proceeding, to the extent permitted by applicable law or regulations including, without limitation:

(a)	electing to have the alternative method for the underpayment of taxes set forth in Section 6226 of the Code apply to the Company and its current and former Members; and

(b)

for Company level assessments under Section 6225 of the Code, setting aside reserves from Available Cash of the Company, withholding of distributions of Available Cash to the Members, and requiring current or former Members to make cash payments to the Company for their share of the Company level assessments; and

(ix) to take any other action required or permitted by the Code and Regulations in connection with its role as the partnership representative.

The taking of any action and the incurring of any expense by the Initial Member in connection with any such audit or proceeding referred to in clause (viii) above, except to the extent required by law, is a matter in the sole and absolute discretion of the Initial Member and the provisions relating to indemnification of the Initial Member set forth in Section 7.7 shall be fully applicable to the partnership representative and designated individual in their capacity as such.

C. Agreement to Provide Information. The current and former Members agree to provide the following information and documentation to the Company and the Initial Member:

(i) information and documentation to determine and prove eligibility of the Company to make the election under Section 6221(b) of the Code;

(ii) information and documentation to reduce the Company level assessment consistent with Section 6225(c) of the Code; and

(iii) information and documentation to prove payment of the attributable liability under Section 6226 of the Code.

D. Reimbursement. All third party costs and expenses incurred by the Initial Member in performing its duties under this Section 10.3 (including legal and accounting fees and expenses) shall be borne by the Company. Nothing herein shall be construed to restrict the Company from engaging an accounting firm and/or law firm to assist the partnership representative in discharging its duties hereunder.

E. Survival. The obligations of each Member under this Section 10.3 shall survive such Member’s withdrawal from the Company, and each Member agrees to execute such documentation requested by the Company at the time of such Member’s withdrawal from the Company to acknowledge and confirm such Member’s continuing obligations under this Section 10.3.

F. Tax Basis Capital Information Reporting. The Company shall be entitled to report with any tax return of the Company, if, to the extent, and in the manner that may be required by law, regulation, or administrative action (as determined from time to time in the sole discretion of the Company) the amount of a Member’s tax basis capital (“Tax Basis Capital Information”). To permit such reporting, the Members shall provide such tax related information to the Company, in the form and manner as determined by the Company, when and as requested by the Company, and each Member will indemnify and hold harmless the Company from and against any liability, claim or expense as a result of the inaccuracy, incompleteness or failure to provide such information, including without limitation as a result of any incorrect reporting that may result therefrom. The Members agree and acknowledge that the Company may determine in its sole discretion that it is necessary or appropriate to report Tax Basis Capital Information by applying the safe harbor approach of subtracting the Member’s share of partnership liabilities under Section 752 of the Code from the Member’s outside basis or any other reasonable method selected by the Board of Directors.

Section 10.4 Organizational Expenses

The Company may elect to deduct expenses as provided in Section 709 of the Code.

Section 10.5 Withholding

Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of U.S. federal, state, local, or foreign taxes that the Board of Directors determines that the Company is required to withhold or pay with respect to any cash or property distributable, allocable or otherwise transferred to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Section 1441, 1442, 1445, or 1446 of the Code or Section 10.3 hereof. Any amount withheld with respect to a Member pursuant to this Section 10.5, and any Member-Related Taxes borne directly or indirectly by the Company, shall be treated as paid or distributed, as applicable, to such Member for all purposes under this Agreement to the extent that the Company is contemporaneously making distributions or payments against which such amount can be offset. Any amount paid on behalf of or with respect to a Member, including any Member-Related Taxes, shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within fifteen (15) days after notice from the Company that such payment must be made unless (i) the Company withholds such payment from a distribution which would otherwise be made to the Member or (ii) the Board of Directors determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company which would, but for such payment, be distributed to the Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Membership Interest to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 10.5. Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points (but not higher than the maximum rate that may be charged under applicable law) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Member shall take such actions as the Company shall request to perfect or enforce the security interest created hereunder. The obligations of each Member under this Section 10.5 shall survive such Member’s withdrawal from the Company, and each Member agrees to execute such documentation requested by the Company at the time of such Member’s withdrawal from the Company to acknowledge and confirm such Member’s continuing obligations under this Section 10.5.

ARTICLE XI

TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer

A. Definition. The term “transfer,” when used in this Article XI with respect to a Membership Interest or a Unit, shall be deemed to refer to a transaction by which a Member purports to assign all or any part of its Membership Interest to another Person, and includes a transfer, sale, merger, consolidation, combination, assignment, bequest, conveyance, devise, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition, whether voluntary or involuntary, by operation of law or otherwise. The term “transfer” when used in this Article XI does not include (i) any redemption or repurchase of Units by the Company from a Member, (ii) acquisition of Units from a Member by the Initial Member pursuant to Section 8.6 or otherwise or (iii) any distribution of Units by a Member to its beneficial owners. When used in this Article XI, the verb “transfer” shall have correlative meaning. No Membership Interest shall be subject to the claims of any creditor, any spouse (for alimony, support or otherwise), or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or consented to in writing by the Company, in its sole and absolute discretion.

B. General. No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Membership Interest not made in accordance with this Article XI shall be null and void ab initio.

Section 11.2 Transfers and Withdrawals by Initial Member

A. General. The Initial Member may not transfer any of its Membership Interests or withdraw from the Company, except (i) in connection with a transaction permitted under Section 11.2.B, (ii) in connection with any merger (including a triangular merger), consolidation or other combination with or into another Person following the consummation of which the equity holders of the surviving entity are substantially identical to the stockholders of the Initial Member, (iii) with the Consent of the Non-Initial Members; (iv) to any Person that is, at the time of such transfer, an Affiliate of the Initial Member that is controlled by the Initial Member.

B. Extraordinary Transactions. Notwithstanding the restrictions set forth in Section 11.2.A or any other provision of this Agreement, the Initial Member shall not engage in any merger (including, without limitation, a triangular merger), consolidation or other combination with or into another Person, sale of all or substantially all of its assets (other than in a transaction that is effected solely to change the Initial Member’s state of organization or organizational form) or any reclassification, recapitalization or other change in outstanding Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of Conversion Factor) (each, a “Extraordinary Transaction”), unless:

(i) in connection with such Extraordinary Transaction all Members either will receive, or will have the right to receive, for each Unit, cash, securities or other property in the same form as, and equal in amount to the product of the Conversion Factor and the greatest amount of, the cash, securities or other property paid to a holder of Shares, if any, corresponding to such Unit in consideration of one such Share at any time during the period from and after the date on which the Extraordinary Transaction is consummated; provided, however, that if in connection with the Extraordinary Transaction, a purchase, tender or exchange offer (a “Tender Offer”) shall have been made to and accepted by the holders of the percentage required for the approval of mergers under the organizational documents of the Initial Member, each holder of Units shall receive, or shall have the right to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received Shares in exchange for its Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer;

(ii) all of the following conditions are met: (a) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Company or another limited liability company or limited partnership which is the survivor of a merger, consolidation or combination of assets with the Company (in each case, the “Surviving Company”); (b) the Members that held Common Units immediately prior to the consummation of such Extraordinary Transaction own a percentage interest of the Surviving Company based on the relative fair market value of the net assets of the Company and the other net assets of the Surviving Company immediately prior to the consummation of such transaction; (c) the rights, preferences and privileges in the Surviving Company of such Members are at least as favorable as those in effect with respect to the Common Units immediately prior to the consummation of such transaction and as those applicable to any non-managing members or limited partners of the Surviving Company; and (d) the rights of such Members include at least one of the following: (x) the right to redeem their interests in the Surviving Company for the consideration available to such persons pursuant to Section 11.2.B(i) or (y) the right to redeem their interests in the Surviving Company for cash on terms substantially equivalent to those in effect with respect to their Common Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Company has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and Shares; or

(iii) the Initial Member is the surviving entity in the Extraordinary Transaction and the holders of Shares do not receive cash, securities, property or other consideration in the Extraordinary Transaction.

Section 11.3 Transfers by Members

A. General. Except to the extent expressly permitted in Sections 11.3.B and 11.3.C or in connection with the exercise of a Redemption Right pursuant to Section 8.6, a Member (other than the Initial Member) may not transfer any portion of its Membership Interest, or any of such Member’s rights as a Member, without the prior written consent of the Company, which consent may be withheld in the Company’s sole and absolute discretion. Any transfer otherwise permitted under Sections 11.3.B and 11.3.C shall be subject to the conditions set forth in Section 11.3.D and 11.3.E, and all permitted transfers shall be subject to Sections 11.4, 11.5 and 11.6.

B. Incapacitated Member. If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Member’s estate shall have all the rights of a Member, but not more rights than those enjoyed by other Members, for the purpose of settling or managing the estate and such power as the Incapacitated Member possessed to transfer all or any part of his, her or its interest in the Company. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company.

C. Permitted Transfers. Subject to Sections 11.3.D, 11.3.E, 11.4, 11.5 and 11.6, a Member may transfer, with or without the consent of the Company, all or a portion of its Membership Interest (i) in the case of a Member who is an individual, to a member of his Immediate Family, any trust formed for the benefit of himself and/or members of his Immediate Family, or any partnership, limited liability company, joint venture, corporation or other business entity comprised only of himself and/or members of his Immediate Family and entities the ownership interests in which are owned by or for the benefit of himself and/or members of his Immediate Family, (ii) in the case of a Member that is a trust, to the beneficiaries of such trust, (iii) in the case of a Member that is a partnership, limited liability company, joint venture, corporation or other business entity to which Units were transferred pursuant to clause (i) above, to its partners, owners or stockholders, as the case may be, who are members of the Immediate Family of or are actually the Person(s) who transferred Units to it pursuant to clause (i) above, (iv) in the case of a Member that acquired Units as of the date hereof and that is a partnership, limited liability company, joint venture, corporation or other business entity, to its partners, owners, stockholders or Affiliates thereof, as the case may be, or the Persons owning the beneficial interests in any of its partners, owners or stockholders or Affiliates thereof (it being understood that this clause (iv) will apply to all of each Person’s Membership Interests whether the Units relating thereto were acquired on the date hereof or hereafter), (v) in the case of a Member that is a partnership, limited liability company, joint venture, corporation or other business entity other than any of the foregoing described in clause (iii) or (iv), in accordance with the terms of any agreement between such Member and the Company pursuant to which such Membership Interest was issued, (vi) pursuant to a gift or other transfer without consideration, (vii) pursuant to applicable laws of descent or distribution, (viii) to another Member, and (ix) pursuant to a grant of security interest or other encumbrance thereof effectuated in a bona fide pledge transaction with a bona fide financial institution as a result of the exercise of remedies related thereto, subject to the provisions of Section 11.3.E hereof. A trust or other entity will be considered formed “for the benefit” of a Member’s Immediate Family even though some other Person has a remainder interest under or with respect to such trust or other entity.

D. No Transfers Violating Securities Laws. The Board of Directors may prohibit any transfer of Membership Interests by a Member unless it receives a written opinion of legal counsel (which opinion and counsel shall be reasonably satisfactory to the Company) to such Member or, at the option of the Company, an opinion of legal counsel to the Company, to the effect that such transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal or state securities laws or regulations applicable to the Company or the Membership Interests; provided that the Company may waive the receipt of any such opinion as a condition to permitting any such transfer.

E. No Transfers to Holders of Nonrecourse Liabilities. No pledge or transfer of any Membership Interests may be made to a lender to the Company or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Company whose loan otherwise constitutes a Nonrecourse Liability unless (i) the Company is provided prior written notice thereof and (ii) the lender enters into an arrangement with the Company and the Initial Member to exchange or redeem for the Redemption Amount any Membership Interests in which a security interest is held simultaneously with the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Section 752 of the Code.

Section 11.4 Substituted Members

A. Consent of Company. No Members shall have the right to substitute a transferee as a Member in its place (including any transferees permitted by Section 11.3). The Company shall, however, have the right to consent to the admission of a transferee of the interest of a Member pursuant to this Section 11.4 as a Substituted Member, which consent may be given or withheld by the Company in its sole and absolute discretion. The Company’s failure or refusal to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company, the Board of Directors, the Initial Member or any Member. Subject to Section 11.3.E, the Company hereby grants its consent to the admission as a Substituted Member to any bona fide financial institution that loans money or otherwise extends credit to a holder of Units and thereafter becomes the owner of such Units pursuant to the exercise by such financial institution of its rights under a pledge of such Units granted in connection with such loan or extension of credit.

B. Rights of Substituted Member. A transferee who has been admitted as a Substituted Member in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement. The admission of any transferee as a Substituted Member shall be conditioned upon the transferee executing and delivering to the Company an acceptance of all the terms and conditions of this Agreement (including, without limitation, the provisions of Section 15.11) and such other documents or instruments as may be required or advisable, in the sole and absolute discretion of the Company, to effect the admission, each in form and substance reasonably satisfactory to the Company including, without limitation, the completion and delivery of a notice of transfer to the Company in the form attached as Exhibit E.

C. Member Registry. Upon the admission of a Substituted Member, the Company shall update the Member Registry in the books and records of the Company as it deems necessary to reflect such admission in the Member Registry.

Section 11.5 Assignees

If the Company, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Member, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Loss, gain, loss and Recapture Income attributable to the Units assigned to such transferee, and shall have the rights granted to the Members under Section 8.6, but shall not be deemed to be a holder of Units for any other purpose under this Agreement, and shall not be entitled to vote such Units in any matter presented to the Members for a vote (such Units being deemed to have been voted on such matter in the same proportion as all other Units held by Members are voted). If any such transferee desires to make a further assignment of any such Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Member desiring to make an assignment of Units.

Section 11.6 General Provisions

A. Withdrawal of Member. No Member may withdraw from the Company other than as a result of a permitted transfer of all of such Member’s Units in accordance with this Article XI and the transferee of such Units being admitted to the Company as a Substituted Member, or pursuant to redemption of all of its Units under Section 8.6.

B. Termination of Status as Member. Any Member who shall transfer all of its Units in a transfer permitted pursuant to this Article XI where such transferee was admitted as a Substituted Member or pursuant to redemption of all of its Units under Section 8.6 shall cease to be a Member.

C. Timing of Transfers. Transfers pursuant to this Article XI may only be made upon ten (10) Business Days prior notice to the Company, unless the Company otherwise agrees.

D. Allocations. If any Membership Interest is transferred during the Fiscal Year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to Section 8.6, Net Income, Net Loss, each item thereof and all other items attributable to such interest for such Fiscal Year shall be divided and allocated between the transferor Member and the transferee Member by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code and corresponding Regulations, using the interim closing of the books method (unless the Board of Directors, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Loss, each item thereof and all other items attributable to such interest for such Fiscal Year shall be prorated based upon the applicable method selected by the Board of Directors). Solely for purposes of making such allocations, at the discretion of the Board of Directors, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Member as of midnight on the last day of said month. All distributions of Available Cash attributable to any Unit with respect to which the Company Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Member or the Redeeming Member, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Unit shall be made to the transferee Member.

E. Additional Restrictions. Notwithstanding anything to the contrary herein, and in addition to any other restrictions on transfer contained herein or in any Equity Incentive Plan, including, without limitation, the provisions of Article VII and this Article XI, in no event may any transfer or assignment of a Membership Interest by any Member (including pursuant to Section 8.6) be made without the express consent of the Company, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Membership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Membership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Membership Interest; (iv) if in the opinion of legal counsel to the Company there is a significant risk that such transfer would cause a termination of the Company for U.S. federal or state income tax purposes (except as a result of the redemption or exchange for Shares of all Units held by all Members other than the Initial Member, or any Subsidiary thereof, or pursuant to a transaction expressly permitted under Section 11.2); (v) if in the opinion of counsel to the Company, there is a significant risk that such transfer would cause the Company to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption or exchange for Shares of all units held by all Members other than the Initial Member, or any Subsidiary thereof, or pursuant to a transaction expressly permitted under Section 11.2); (vi) if such transfer requires the registration of such Membership Interest pursuant to any applicable federal or state securities laws; (vii) if such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or such transfer causes the Company to become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code; (viii) if such transfer subjects the Company or the activities of the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; (ix) if, in the opinion of legal counsel for the Company, there is a risk that such transfer would adversely affect the ability of the Initial Member to continue to qualify as a REIT or subject the Initial Member to any additional taxes under Section 857 and Section 4981 of the Code.

F. Avoidance of “Publicly Traded Partnership” Status. The Board of Directors shall monitor the transfers of interests in the Company to determine (i) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Company being unable to qualify for at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”). The Board of Directors is authorized to take all steps as it believes are commercially reasonable and appropriate (as determined by it in its sole discretion) to prevent any trading of interests or any recognition by the Company of transfers made on such markets and to cause the Company to comply with the terms of at least one of the Safe Harbors. If, pursuant to its authority under this Section 11.6.F, the Board of Directors determines that there is a reasonable possibility that the Company’s attempt to comply with one of the Safe Harbors could result in not all requests for redemption of Units pursuant to Section 8.6 being honored for any taxable year, then the Board of Directors may (but shall not be required to) implement such measures as it determines appropriate (as determined by it in its sole discretion exercised in good faith) to apportion the available opportunities to redeem Units during such year in a manner that would qualify for one or more of the Safe Harbors among those Members desiring to redeem Units during the taxable year.

ARTICLE XII

ADMISSION OF MEMBERS

Section 12.1 Admission of a Successor Initial Member

A successor to all of the Initial Member’s Membership Interest pursuant to Section 11.2 who is proposed to be admitted as a successor Initial Member shall be admitted to the Company as the Initial Member, effective upon such transfer. Any such successor shall carry on the business of the Company without dissolution. In such case, the admission shall be subject to such successor Initial Member executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

Section 12.2 Admission of Additional Members

A. General. No Person shall be admitted as an Additional Member without the consent of the Company, which consent shall be given or withheld in the Company’s sole and absolute discretion. A Person who makes a Capital Contribution to the Company in accordance with this Agreement shall be admitted to the Company as an Additional Member only with the consent of the Company and only upon furnishing to the Company (i) evidence of acceptance in form satisfactory to the Company of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 15.11 and (ii) such other documents or instruments as may be required in the discretion of the Company to effect such Person’s admission as an Additional Member. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Company to such admission.

B. Allocations to Additional Members. If any Additional Member is admitted to the Company on any day other than the first day of a Fiscal Year, then Net Income, Net Loss, each item thereof and all other items allocable among Members and Assignees for such Fiscal Year shall be allocated among such Additional Member and all other Members and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code and corresponding Regulations, using the interim closing of the books method (unless the Board of Directors, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Loss, and each item thereof would be prorated based upon the applicable period selected by the Board of Directors). Solely for purposes of making such allocations, at the discretion of the Board of Directors, each of such items for the calendar month in which an admission of any Additional Member occurs shall be allocated among all the Members and Assignees including such Additional Member. All distributions of Available Cash with respect to which the Company Record Date is before the date of such admission shall be made solely to Members and Assignees other than the Additional Member, and all distributions of Available Cash thereafter shall be made to all the Members and Assignees including such Additional Member.

Section 12.3 Amendment of Agreement and Certificate of Formation

For the admission to the Company of any Member, the Board of Directors and the Company shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment to the Member Registry) and, if required by law, shall prepare and file an amendment to the Certificate of Formation and may for this purpose exercise the power of attorney granted pursuant to Section 15.11 hereof.

ARTICLE XIII

DISSOLUTION AND LIQUIDATION

Section 13.1 Dissolution

The Company shall not be dissolved by the admission of Substituted Members or Additional Members or by the admission of a successor Initial Member in accordance with the terms of this Agreement. Upon the withdrawal of the Initial Member, any successor Initial Member shall continue the business of the Company. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):

(i) an event of withdrawal of the Initial Member (other than an event of bankruptcy or in connection with the admission of a successor Initial Member), unless within ninety (90) days after the withdrawal, the Consent of the Non-Initial Members to continue the business of the Company and to the appointment, effective as of the date of withdrawal, of a substitute Initial Member is obtained;

(ii) an election to dissolve the Company made by the Board of Directors in its sole and absolute discretion;

(iii) entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

(iv) ninety (90) days after the sale of all or substantially all of the assets and properties of the Company for cash or for marketable securities; or

(v) a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the Initial Member is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Initial Member, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or at the time of the entry of such order or judgment, the Consent of the Non-Initial Members holding more than 50% of the Percentage Interests represented by the Class A Common Units is obtained to continue the business of the Company and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute Initial Member.

Section 13.2 Winding Up

A. General. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Board of Directors (in such capacity, the “Liquidator”) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Initial Member and the Board of Directors, include equity or other securities of the Initial Member or any other entity) shall be applied and distributed in the following order:

(i) First, to the payment and discharge of all of the Company’s debts and liabilities to creditors other than the Members;

(ii) Second, to the payment and discharge of all of the Company’s debts and liabilities to the Initial Member;

(iii) Third, to the payment and discharge of all of the Company’s debts and liabilities to the remaining Members;

(iv) Fourth, to the holders of Membership Interests that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series of Membership Interests (and, within each such class or series, to each holder thereof pro rata based on its Percentage Interest in such class); and

(v) Fifth, the balance, if any, to the Members, in proportion to their respective positive Capital Account balances, determined after giving effect to all contributions, distributions, and allocations for all periods.

The Board of Directors shall not receive any additional compensation for any services performed pursuant to this Article XIII, other than reimbursement of its expenses as provided in Section 7.1.N.

B. Deferred Liquidation. Notwithstanding the provisions of Section 13.2.A which require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) or distribute to the Members, in lieu of cash, in accordance with the provisions of Section 13.2.A, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3 Compliance with Timing Requirements of Regulations; Restoration of Deficit Capital Accounts

A. Timing of Distributions. If the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made under this Article XIII to the Initial Member and Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). In the discretion of the Board of Directors a pro rata portion of the distributions that would otherwise be made to the Initial Member and Members pursuant to this Article XIII may be: (A) distributed to a trust established for the benefit of the Initial Member and Members for the purposes of liquidating Company assets, collecting amounts owed to the Company and paying any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company (in which case the assets of any such trust shall be distributed to the Initial Member and Members from time to time, in the reasonable discretion of the Initial Member, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Initial Member and Members pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company; provided, however, that such withheld amounts shall be distributed to the Initial Member and Members as soon as practicable.

B. Restoration of Deficit Capital Accounts Upon Liquidation of the Company. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever, except as otherwise expressly agreed in writing by the affected Member and the Company subsequent to the date hereof.

Section 13.4 Rights of Members

Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the Company for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Company. Except as otherwise expressly provided in this Agreement, no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions, or allocations.

Section 13.5 Notice of Dissolution

If a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Members pursuant to Section 13.1, result in a dissolution of the Company, the Company shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Company).

Section 13.6 Cancellation of Certificate of Formation

Upon the completion of the liquidation of the Company cash and property as provided in Section 13.2, the Company shall be terminated and the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Company shall be taken.

Section 13.7 Reasonable Time for Winding Up

A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2, to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Members during the period of liquidation.

Section 13.8 Waiver of Partition

Each Member hereby waives any right to partition of the Company property.

Section 13.9 Liability of Liquidator

The Liquidator shall be indemnified and held harmless by the Company in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.8.

ARTICLE XIV

AMENDMENT OF LIMITED LIABILITY COMPANY

AGREEMENT; MEETINGS

Section 14.1 Amendments

A. General. The Board of Directors’ prior consent shall be required to authorize an amendment or waiver to any provisions of this Agreement, and such amendment or waiver shall be made in writing by the Company (or on behalf of the Company by the Initial Member). The Initial Member, without consent of the other Members, may amend this Agreement in any respect; provided, however, that the following amendments shall require Consent of the Non-Initial Members:

(i) any amendment to Section 8.6, its related defined terms or otherwise affecting the operation of the Conversion Factor or the Redemption Right, except as permitted pursuant to Section 8.6.E, in each case in a manner that adversely affects the Members in any material respect;

(ii) any amendment to Article V, its related defined terms or otherwise affecting the rights of the Members to receive the distributions payable to them hereunder, other than in connection with the creation or issuance of new or additional Membership Interests pursuant to Section 4.2 and except as permitted pursuant to Section 4.2 and Section 5.5, in each case in a manner that adversely affects the Members in any material respect;

(iii) any amendment to Article VI, its related defined terms or otherwise that would materially alter the Company’s allocation of Profit and Loss to the Members, other than in connection with the creation or issuance of new or additional Membership Interests pursuant to Section 4.2 and except as permitted pursuant to Section 6.2;

(iv) any amendment that would modify the limited liability of a Member in a manner that adversely affects the Member in any material respect or impose on the Members any obligation to make additional Capital Contributions to the Company; or

(v) any amendment to Section 4.2.A (proviso only), Section 11.2, Section 11.3 and this Section 14.1.A, in each case together with their related defined terms and in each case in a manner that adversely affects the Members in any material respect.

B. The Company shall notify the Members in writing of any amendment or waiver not requiring the Consent of the Non-Initial Members made pursuant to Section 14.1.A in the next regular communication to the Members or within ninety (90) days of such amendment, whichever is earlier. For any amendment or waiver requiring the Consent of the Non-Initial Members pursuant to Section 14.1.A, the Company shall seek the written Consent of the Non-Initial Members as set forth in Section 14.2 on such proposed amendments or waivers or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written Consent, the Company may require a response within a reasonable specified time, but not less than seven (7) days, and failure to respond in such time period shall constitute a vote in favor of the recommendation of the Board of Directors and the Company. Any such proposed amendment or waiver shall be adopted and be effective as an amendment or waiver hereto if it is approved by the Board of Directors and receives the Consent of the Non-Initial Members, as applicable, in accordance with Sections 14.1.A.

C. Amendment and Restatement of Member Registry Not an Amendment. Notwithstanding anything in this Article XIV or elsewhere in this Agreement to the contrary, any amendment and restatement of the Member Registry by the Company to reflect events or changes otherwise authorized or permitted by this Agreement shall not be deemed an amendment of this

Agreement and may be done at any time and from time to time, as determined by the Company without the Consent of the Non-Initial Members and without any notice requirement.

Section 14.2 Meetings of the Members

A. General. None of the Board of Directors, the Company nor the Initial Member shall be required to call or hold any meeting of the Members, whether periodic or otherwise. Meetings of the Members may be called by the Board of Directors or the Initial Member. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Whenever the vote or Consent of Members is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 14.1.B. Except as otherwise expressly provided in this Agreement, the Consent of holders of Membership Interests representing a majority of the Percentage Interests of the Class A Common Units shall control (including Class A Common Units held by the Initial Member).

B. Actions Without a Meeting. Except as otherwise expressly provided by this Agreement, any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by Members holding Membership Interests representing more than fifty percent (50%) (or such other percentage as is expressly required by this Agreement) of the Percentage Interest of the Class A Common Units (including Class A Common Units held by the Initial Member). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Members. Such consent shall be delivered to the Company. An action so taken shall be deemed to have been taken at a meeting held on the date on which written consents from the Members holding the required Percentage Interest of the Class A Common Units have been filed with the Company.

C. Proxy. Each Member may authorize any Person or Persons to act for him by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice thereof.

D. Votes. On matters on which Members are entitled to vote, each Member shall have the number of votes equal to the number of Class A Common Units held.

E. Conduct of Meeting. Each meeting of Members shall be conducted by the Initial Member or such other Person as the Board of Directors may appoint pursuant to such rules for the conduct of the meeting as the Board of Directors, the Initial Member or such other Person deem appropriate.

F. Record Date. The Board of Directors may set, in advance, the Company Record Date for the purpose of determining the Members (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Members or (iii) in order to make a determination of

Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the Company Record Date is determined and shall be not more than sixty (60) days and, in the case of a meeting of the Members, not less than ten (10) days, before the date on which the meeting is to be held or Consent is to be given. If no record date is fixed, the record date for the determination of Members entitled to notice of or to vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Members shall be the effective date of such Member action, distribution or other event. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1 Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including, but not limited to, via e-mail) to the Member or Assignee at the address set forth in the Member Registry or such other address as the Members shall notify the Company in writing.

Section 15.2 Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” “Sections” and “Exhibits” are to Articles, Sections and Exhibits of this Agreement.

Section 15.3 Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4 Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5 Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section  15.6 Creditors

Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 15.7 Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8 Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” format) shall be effective as delivery of a manually executed counterpart hereof. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9 Applicable Law

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.10 Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11 Power of Attorney

A. General. Each Member and each Assignee who accepts Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the Board of Directors, the Initial Member, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Formation and all amendments or restatements thereof) that the Board of Directors, the Initial Member or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property, (b) all instruments that the Board of Directors, the Initial Member or any Liquidator

deem appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms, (c) all conveyances and other instruments or documents that the Board of Directors, the Initial Member or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation, (d) all instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Article XI, XII or XIII hereof or the Capital Contribution of any Member and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Membership Interests; and

(ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Board of Directors, the Initial Member or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the Board of Directors, the Initial Member or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained in this Section 15.11 shall be construed as authorizing the Board of Directors, the Initial Member or any Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

B. Irrevocable Nature. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Members will be relying upon the power of the Board of Directors or any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any Member or Assignee and the transfer of all or any portion of such Member’s or Assignee’s Units and shall extend to such Member’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Member or Assignee hereby agrees to be bound by any representation made by the Board of Directors or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Member or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Board of Directors or any Liquidator, taken in good faith under such power of attorney. Each Member or Assignee shall execute and deliver to the Board of Directors or the Liquidator, within fifteen (15) days after receipt of the Board of Directors’ or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the Board of Directors or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Company.

Section  15.12 Entire Agreement

This Agreement contains the entire understanding and agreement among the Members with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.

Section  15.13 No Rights as Stockholders

Nothing contained in this Agreement shall be construed as conferring upon the holders of the Units any rights whatsoever as stockholders of the Initial Member, including, without limitation, any right to receive dividends or other distributions made to stockholders of the Initial Member, or to vote or to consent or receive notice as stockholders in respect to any meeting of stockholders for the election of directors trustees (or trustees, if applicable) of the Initial Member or any other matter.

Section  15.14 Limitation to Preserve REIT Status

To the extent that any amount paid or credited to the Initial Member or any of their respective officers, trustees, employees or agents pursuant to Section 7.4 or Section 7.7 would constitute gross income to the Initial Member for purposes of Section 856(c)(2) or 856(c)(3) of the Code (a “REIT Member Payment”) then, notwithstanding any other provision of this Agreement, the amount of such REIT Member Payment for any Fiscal Year shall not exceed the lesser of:

(i) an amount equal to the excess, if any, of (a) 4% of the Initial Member’s total gross income (within the meaning of Section 856(c)(2) of the Code but not including the amount of any REIT Member Payments) for the Fiscal Year which is described in subsections (A) though (I) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the Initial Member from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any REIT Member Payments); or

(ii) an amount equal to the excess, if any, of (a) 24% of the Initial Member’s total gross income (but not including the amount of any REIT Member Payments) for the Fiscal Year which is described in subsections (A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code but not including the amount of any REIT Member Payments) derived by the Initial Member from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code;

provided, however, that REIT Member Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the Initial Member, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the Initial Member’s ability to qualify as a REIT. To the extent REIT Member Payments may not be made in a given Fiscal Year due to the foregoing limitations, such REIT Member Payments shall carry over and be treated as arising in the following year; provided, however, that such amounts shall not carry over for more than five Fiscal Years, and if not paid within such five Fiscal Year period, shall expire; and provided, further, that (i) as REIT Member Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts for more than one Fiscal Year, such payments shall be applied to the earliest Fiscal Year first.

[Remainder of page intentionally left blank, signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INITIAL MEMBER:

Welltower Inc.

By:	/s/ Matthew G. McQueen
Name:	Matthew G. McQueen
Title:	Executive Vice President – General Counsel and Corporate Secretary

[Signature Page to LLC Agreement]

EXHIBIT A

FORM OF MEMBER REGISTRY

Effective as of [•], 20[•]

Name and Address of Member	Class A Common Units		LTIP Units		Capital Account Balance			Percentage Interest of Class A Common Units (including Vested LTIPs)
WELLTOWER INC. 4500 Dorr Street Toledo, Ohio 43615	[	]	0		$	[	]	[	]%
[Other Members]	[	]	[	]	$	[	]	[	]%

TOTAL UNITS	[	]	[	]	$	[	]	100.000%

Exhibit A-1

EXHIBIT B

CAPITAL ACCOUNT MAINTENANCE

1. Capital Accounts of the Members

A. The Company shall maintain for each Member a separate Capital Account in accordance with the rules of Regulations Section l.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Member to the Company pursuant to this Agreement and (ii) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Member pursuant to Section 6.1 of the Agreement and this Exhibit B, and decreased by (x) the amount of cash or Agreed Value of property actually distributed or deemed to be distributed to such Member pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with Section 1.B hereof and allocated to such Member pursuant to Section 6.1 of the Agreement and this Exhibit B.

B. For purposes of computing Net Income, Net Loss or the amount of any item of income, gain, loss and deduction to be reflected in the Members’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(1) The computation of Net Income, Net Loss and all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(l)(B) or 705(a)(2)(B) of the Code are not includible in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(2) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.

(3) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or shorter period.

(4) In the event the Carrying Value of any Company asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(5) Any items specially allocated under Section 1 of Exhibit C to the Agreement hereof shall not be taken into account.

Exhibit B-1

C. Subject to Section 12.2.B of the Agreement, a transferee (including any Assignee) of a Share shall succeed to a pro rata portion of the Capital Account of the transferor in accordance with Regulations Section 1.704-1(b)(2)(iv)(l).

D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D.2, the Carrying Values of all Company assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as of the times of the adjustments provided in Section 1.D.2 hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

(2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (c) immediately prior to the liquidation of the Company within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); (d) immediately prior to the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity or by a new member acting in a Member capacity or in anticipation of becoming a Member (including the issuance of any LTIP Units); (e) pursuant to a policy (or policies) adopted by the Company, as reasonably determined by the Company to reflect the relative economic interests of the Members, and (f) at such other times as permitted or required under Regulations; provided, however, that adjustments pursuant to clauses (a), (b), (d) and (f) (to the extent not required by Regulations) above shall be made only if the Board of Directors determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

(3) In accordance with Regulations Section 1.704-l(b)(2)(iv)(e), the Carrying Value of Company assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as of the time any such asset is distributed.

(4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) shall be determined by the Board of Directors using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XIII of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The Board of Directors, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Company in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.

E. The provisions of the Agreement (including this Exhibit B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Board of Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or

Exhibit B-2

which are assumed by the Company, the Initial Member, or the Members) are computed in order to comply with such Regulations, the Board of Directors may make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII of the Agreement upon the dissolution of the Company. The Board of Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section l.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section l.704-1(b)

2. No Interest

No interest shall be paid by the Company on Capital Contributions or on balances in Members’ Capital Accounts.

3. No Withdrawal

No Member shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Company, except as provided in Articles IV, V, VII and XIII of the Agreement.

Exhibit B-3

EXHIBIT C

SPECIAL ALLOCATION RULES

1. Special Allocation Rules.

Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

A. Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Member’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit C with respect to such Fiscal Year and without regard to any decrease in Member Minimum Gain during such Fiscal Year.

B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Member Minimum Gain attributable to Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Initial Member and Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Member’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit C with respect to such Fiscal Year, other than allocations pursuant to Section 1.A hereof.

C. Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), l.704-1(b)(2)(ii)(d)(5), or 1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof with respect to such Fiscal Year, such Member has an Adjusted Capital Account Deficit, items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for the Fiscal Year) shall be specifically

Exhibit C-1

allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

D. Gross Income Allocation. In the event that any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Fiscal Year), each such Member shall be specially allocated items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for the Fiscal Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.

E. Nonrecourse Deductions. Except as may otherwise be expressly provided by the Board of Directors pursuant to Section 4.2 of the Agreement with respect to other classes of Units, Nonrecourse Deductions for any Fiscal Year shall be allocated only to the Members holding Class A Common Units in accordance with their respective Percentage Interests. If the Board of Directors determines in its good faith discretion that the Company’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the Board of Directors is authorized, upon notice to the Members, to revise the prescribed ratio for such Fiscal Year to the numerically closest ratio which would satisfy such requirements.

F. Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

G. Adjustments Pursuant to Code Section 734 and Section 743. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

H. Forfeiture Allocations. Upon a forfeiture of any unvested Membership Interest by any Member, gross items of income, gain, loss or deduction shall be allocated to such Member if and to the extent required by final Regulations promulgated after the date hereof (or, if final Regulations have not yet been promulgated, to the extent determined by the Board of Directors, in its sole discretion, as necessary) to ensure that allocations made with respect to all unvested Membership Interests are recognized under Code Section 704(b).

I. The allocations set forth in clauses (A) through (F) of this Section 1 (“Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Section 1.704-1(b) and 1.704-2. Notwithstanding the provisions of

Exhibit C-2

Section 6.1 of the Agreement, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not been made.

2. Allocations for Tax Purposes

A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss and deduction shall be allocated for federal income tax purposes among the Members as follows:

(1) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members consistent with the principles of Section 704(c) of the Code to take into account the variation between the Section 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2.C of this Exhibit C); and

(b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

(2) (a) In the case of an Adjusted Property, such items shall

(i) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B;

(ii) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 2.B.1 of this Exhibit C; and

(b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

(3) all other items of income, gain, loss and deduction shall be allocated among the Members the same manner as their correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

Exhibit C-3

C. To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a Company to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the Board of Directors shall, subject to any agreements between the Company and a Member, have the authority to elect the method to be used by the Company and such election shall be binding on all Members.

Exhibit C-4

EXHIBIT D

NOTICE OF REDEMPTION

The undersigned hereby irrevocably (i) redeems                                  Units in Welltower OP LLC in accordance with the terms of the Limited Liability Company Agreement of Welltower OP LLC, as amended, and the Redemption Right referred to therein, (ii) surrenders such Units and all right, title and interest therein and (iii) directs that the Cash Amount or Shares Amount (as determined by the Board of Directors) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.

Dated:	Name of Member:

(Signature of Member)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Exhibit D-1

IF SHARES ARE TO BE ISSUED, ISSUE TO:

Name:

Social Security or tax identifying number:

Exhibit D-2

EXHIBIT E

REQUEST FOR PERMITTED TRANSFER AND NOTICE OF SUBSTITUTED

MEMBER

The undersigned hereby irrevocably (i) requests the transfer of [__________________ Units] in Welltower OP LLC in accordance with the terms of Article XI of the Limited Liability Company Agreement of Welltower OP LLC, as amended, to [__________] (the “Substituted Member”) (ii) if approved by the Company, surrenders all right, title and interest therein to the Substituted Member in connection with such transfer and (iii) if approved by the Company, directs that such Units be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to transfer such Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such transfer.

Dated: _____________	Name of Member: __________________

(Signature of Member)

SUBSTITUTED MEMBER:

Name of Member:	Social Security or Tax ID#: _______________

(Signature of Member)

Address:

APPROVED BY:

Exhibit E-1

EXHIBIT F

DESIGNATION OF THE PREFERENCES, RIGHTS, RESTRICTIONS AND OTHER

TERMS AND CONDITIONS OF THE LTIP UNITS

The following are the terms of the LTIP Units:

1.	AWARD AGREEMENTS AND VESTING.

A. Award Agreements and Vesting. LTIP Units may, in the sole discretion of the Initial Member, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an Award Agreement. The terms of any Award Agreement may be modified by the Initial Member and the Company from time to time, each acting in its sole discretion, subject to any restrictions on amendment imposed by the relevant Award Agreement or by any applicable Equity Incentive Plan. LTIP Units that have vested and are no longer subject to forfeiture under the terms of an Award Agreement are referred to as “Vested LTIP Units” and all other LTIP Units are referred to as “Unvested LTIP Units.”

B. Transfers. Subject to the terms of any Award Agreement, an LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Class A Common Units are entitled to transfer their Class A Common Units pursuant to Article XI.

C. Repurchase, Forfeiture and Cancellation. Unless otherwise specified in the Award Agreement, upon the occurrence of any event specified in an Award Agreement as resulting in either the right of the Company or the Initial Member to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Company or the Initial Member exercises such right to repurchase or such forfeiture occurs in accordance with the applicable Award Agreement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Award Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited or cancelled, other than any distributions declared with respect to a Company Record Date prior to the effective date of the forfeiture or cancellation. In connection with any repurchase, forfeiture or cancellation of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.1.E of the Agreement, calculated with respect to the LTIP Unitholder’s remaining LTIP Units, if any.

D. Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Award Agreement, apply to the LTIP Unit.

2.	DISTRIBUTIONS.

A. Distributions With Respect to LTIP Units. Commencing from the Distribution Participation Date, for any quarterly or other period holders of LTIP Units shall be entitled to receive, if, when and as authorized by the Board of Directors out of funds legally available for the

Exhibit F-1

payment of distributions, regular cash distributions in an amount per unit equal to the distribution payable on each Class A Common Unit for the corresponding quarterly or other period (assuming such LTIP Units were held for the entire quarter or other period). In addition, from and after the Distribution Participation Date, LTIP Units shall be entitled to receive, if, when and as authorized by the Board of Directors out of funds or other property legally available for the payment of distributions, non-liquidating special, extraordinary or other distributions in an amount per unit equal to the amount of any non-liquidating special, extraordinary or other distributions payable on the Class A Common Shares which may be made from time to time. LTIP Units shall also be entitled to receive, if, when and as authorized by the Board of Directors out of funds or other property legally available for the payment of distributions, distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Company in an amount per unit equal to the amount of any such distributions payable on the Class A Common Shares, whether made prior to, on or after the Distribution Participation Date; provided, however, that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the Board of Directors (any such date, a “Distribution Payment Date”); provided, however, that the Distribution Payment Date and the record date for determining which holders of LTIP Units are entitled to receive a distribution shall be the same as the corresponding dates relating to the corresponding distribution on the Class A Common Units. Notwithstanding anything in the forgoing to the contrary, prior to the Distribution Participation Date with respect to an LTIP Unit, such LTIP Unit will not be entitled to receive distributions (other than distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Company).

B. Special LTIP Unit Distribution. As of the Distribution Participation Date for an LTIP Unit (that is not forfeited on or prior to such Distribution Participation Date), the holder of such LTIP Unit will be entitled to receive a special distribution (the “Special LTIP Unit Distribution”) with respect to such unit, equal to the Applicable Special LTIP Unit Distribution Amount with respect to such unit; provided, however, that such amount shall not exceed either (i) the amount of non-liquidating cash distributions per unit that were paid on the Class A Common Units on or after the date of the issuance of such LTIP Unit (or such other date as is specified as the Distribution Measurement Date in the Award Agreement or other documentation pursuant to which such LTIP Unit is issued) (such date being referred to as the “Distribution Measurement Date” with respect to such LTIP Unit) and prior to such Distribution Participation Date or (ii) the positive balance of the Capital Account of such holder attributable to such LTIP Unit. The “Applicable Special LTIP Unit Distribution Amount” with respect to a LTIP Unit equals the excess of (i) the amount of non-liquidating cash distributions per unit that were paid on the Class A Common Units on or after the Distribution Measurement Date with respect to such LTIP Unit and prior to the Distribution Participation Date over (ii) distributions, if any, made in respect of such LTIP Unit prior to the Distribution Participation Date.

C. LTIP Units Intended to Qualify as Profits Interests. Distributions made pursuant to this Paragraph 2 shall be adjusted as necessary to ensure that the amount apportioned to each LTIP Unit does not exceed the amount attributable to items of Company income or gain realized after the date such LTIP Unit was issued by the Company. If distributions are reduced in accordance with the preceding sentence for a taxable year due to insufficient net income or gain for such year, distributions shall be made up in subsequent taxable years when there is sufficient net income or

Exhibit F-2

gain. The intent of this section is to ensure that any LTIP Units issued after the date of this Agreement qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001), and this Section 2 of this Exhibit F shall be interpreted and applied consistently therewith. The Board of Directors at its discretion may amend this section C of Paragraph 2 of this Exhibit F to ensure that any LTIP Units granted after the date of this Agreement will qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001) (and any other similar rulings or Regulations that may be in effect at such time).

D. Liquidation Value Safe Harbor. The Company is authorized and directed to elect the liquidation value safe harbor provided by proposed Regulations Section 1.83-3(l) (and any successor provision) and IRS Notice 2005-43, and the Company and each of the Members (including any Person to whom an interest in the Company is transferred in connection with the performance of its services) agree to comply with all requirements of such safe harbor with respect to all interests in the Company eligible for such safe harbor that are transferred in connection with the performance of services while such election remains effective.

3.	ALLOCATIONS.

LTIP Unitholders shall be entitled to certain special allocations under Section 6.1.E of the Agreement. For any taxable year or portion of a taxable year occurring after issuance of LTIP Units and prior to the Distribution Participation Date for such LTIP Units, LTIP Units shall not be entitled to allocations of Net Income or Net Loss. Commencing with the portion of the taxable year of the Company that begins on the Distribution Participation Date established for any LTIP Units, such LTIP Units shall be allocated Net Income and Net Loss in amounts per such LTIP Unit such that the ratio of (x) the total amount of Net Income or Net Loss allocated with respect to each such LTIP Unit in such taxable year, to (y) the total amount distributed to that LTIP Unit with respect to such period, is equal (as nearly as practicable) to the ratio of (x) the Net Income and Net Loss allocated with respect to the Class A Common Units held by the Initial Member in such taxable year to (ii) the amounts distributed to the Initial Member with respect to such Class A Common Units and such taxable year. In the taxable year in which any Special LTIP Distribution is paid to a holder of an LTIP Units, such holder shall be specially allocated Net Income equal to the amount of such Special LTIP Unit Distribution, if any. The Company is authorized in its sole discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income and Net Loss under this Agreement, or to adjust the allocations made under this Agreement, to effectuate the purposes of the economic arrangement contemplated by the parties. In addition, the Company may, in its sole discretion, specially allocate net income or gain realized after the date an LTIP Unit was issued by the Company to such LTIP Unit to prevent section C of Paragraph 2 of this Exhibit F from reducing the amount distributed to such LTIP Unit.

4.	ADJUSTMENTS.

The Company shall maintain at all times a one-to-one correspondence between LTIP Units and Class A Common Units for conversion, distribution and other purposes, including, without limitation, complying with the following procedures; provided, that, the foregoing is not intended to alter the special allocations pursuant to Section 6.1.E of the Agreement, differences between non-liquidating distributions to be made with respect to the LTIP Units and Class A Common Units

Exhibit F-3

prior to the Distribution Participation Date for such LTIP Units, differences between liquidating distributions to be made with respect to the LTIP Units and Class A Common Units in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to the Class A Common Units due to insufficient special allocations pursuant to Section 6.1.E of the Agreement or related provisions. If an Adjustment Event occurs, then the Company shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Class A Common Units and LTIP Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. If the Company takes an action affecting the Class A Common Units other than actions specifically defined as “Adjustment Events” and the Board of Directors determines that such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the Company shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any applicable Equity Incentive Plan, in such manner and at such time as the Board of Directors and/or Initial Member (as applicable), in its sole discretion, may determine to be appropriate under the circumstances. The Company shall send a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

5.	PRIORITY.

LTIP Units shall rank on parity with the Class A Common Units in all respects, subject to the proviso in Paragraph 4 of this Exhibit F and the other terms solely applicable to LTIP Units as provided in this Exhibit F.

6.	VOTING.

A. Voting Rights With Respect to LTIP Units. LTIP Units shall (i) have the same voting rights as Class A Common Units, with the LTIP Units voting as a single class with the Class A Common Units and having one vote per LTIP Unit; and (ii) have the additional voting rights that are expressly set forth below. So long as any LTIP Units remain outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of all of Class A Common Units (including the Class A Common Units held by the Initial Member); but subject, in any event, to the following provisions:

(i) with respect to any Class A Common Unit Transaction, so long as the LTIP Units are treated in accordance with Exhibit F hereof, the consummation of such Class A Common Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

(ii) any creation or issuance of any Units or of any class or series of Membership Interest in accordance with the terms of this Agreement, including, without limitation, additional Class A Common Units or LTIP Units, whether ranking senior to, junior to, or on a parity with the LTIP

Exhibit F-4

Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into Class A Common Units.

7.	CONVERSION OF LTIP UNITS.

A. Automatic Conversion. Unless sooner converted pursuant to the following sections of this Paragraph 7 of this Exhibit F, each LTIP Unit will convert automatically, without any action by the holder of such LTIP Unit, into one (1) fully paid and non-assessable Class A Common Unit, giving effect to all adjustments (if any) made pursuant to Paragraph 4 hereof, on the date on which both of the following conditions are satisfied with respect to such LTIP Unit: (i) such LTIP Unit becomes a Vested LTIP Unit, and (ii) the Economic Capital Account Balance attributable to such LTIP Unit becomes equal to the Class A Common Unit Economic Balance; provided, however, that any Special LTIP Unit Distribution payable with respect to such LTIP Unit is paid at the time of or prior to such conversion.

B. Voluntary Conversion Right.

(i) To the extent an LTIP Unitholder’s LTIP Units have not automatically converted into Class A Common Units pursuant to section A of this Paragraph 7 of this Exhibit F, such holder shall have the right (the “Voluntary Conversion Right”), at such holder’s option, at any time to convert all or a portion of such holder’s Vested LTIP Units into a number of fully paid and non-assessable Class A Common Units, giving effect to all adjustments (if any) made pursuant to Paragraph 4 hereof, equal to (x) the Economic Capital Account Balance of such LTIP Unitholder, to the extent attributable to its ownership of such LTIP Units being converted, divided by (y) the Class A Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”); provided, however, that an LTIP Unitholder may not exercise the Voluntary Conversion Right for fewer than one thousand (1,000) LTIP Units or, if such holder holds fewer than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such holder. LTIP Unitholders shall not have the right to convert LTIP Units into Class A Common Units until such LTIP Units become Vested LTIP Units; provided, further, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her LTIP Units to become Vested LTIP Units, such LTIP Unitholder may deliver a Conversion Notice (as provided in clause (ii) below) conditioned upon and effective as of the time of vesting, and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Company subject to such condition.

(ii) In order to exercise its Voluntary Conversion Right, an LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as “Attachment A” to this Exhibit F to the Company (with a copy to the Initial Member) not less than ten (10) nor more than sixty (60) days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, unless the Initial Member has given to the LTIP Unitholders notice of a proposed or upcoming Class A Common Unit Transaction at least thirty (30) days prior to the effective date of such Class A

Exhibit F-5

Common Unit Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth day after such notice from the Initial Member of a Class A Common Unit Transaction or (y) the third Business Day immediately preceding the effective date of such Class A Common Unit Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.1 of the Agreement. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 8.6 of the Agreement relating to those Class A Common Units that will be issued to such holder upon conversion of such LTIP Units into Class A Common Units in advance of the Conversion Date; provided, however, that the redemption of such Class A Common Units by the Company shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put an LTIP Unitholder in a position where, if he or she so wishes, the Class A Common Units into which his or her LTIP Units will be converted can be redeemed by the Company simultaneously with such conversion, with the further consequence that, if the Initial Member elects to assume and perform the Company’s redemption obligation with respect to such Class A Common Units under Section 8.6 of the Agreement by delivering to such holder Shares rather than cash, then such holder can have such Shares issued to him or her simultaneously with the conversion of his or her LTIP Units into Class A Common Units. The Initial Member and the LTIP Unitholder shall reasonably cooperate with each other to coordinate the timing of the events described in the foregoing sentence. Each LTIP Unitholder covenants and agrees with the Company that all LTIP Units to be converted pursuant to this section B of Paragraph 7 of this Exhibit F shall be free and clear of all liens and encumbrances.

C. Forced Conversion. To the extent an LTIP Unitholder’s LTIP Units have not automatically converted into Class A Common Units pursuant to section A of Paragraph 7 of this Exhibit F, the Company, at any time at the election of the Initial Member, may cause any number of Vested LTIP Units held by an LTIP Unitholder to be converted (a “Forced Conversion”) into a number of fully paid and non-assessable Class A Common Units, giving effect to all adjustments (if any) made pursuant to Paragraph 4 hereof, equal to (x) the Economic Capital Account Balance of such LTIP Unitholder, to the extent attributable to its ownership of such LTIP Units being converted, divided by (y) the Class A Common Unit Economic Balance, in each case as determined as of the effective date of conversion; provided, however, that any Special LTIP Unit Distribution payable with respect to such LTIP Units is paid at the time of or prior to such conversion. In order to exercise its right of Forced Conversion, the Company shall deliver a notice (a “Forced Conversion Notice”) to the applicable LTIP Unitholder not less than ten (10) nor more than sixty (60) days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.1 of the Agreement.

D. Completion of Conversion. A conversion of LTIP Units pursuant to this Paragraph 7 shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Company with the issuance as of the opening of business on the next day of the number of Class A Common Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Company shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the Initial Member certifying the number of Class A Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Member pursuant to Article XI hereof may exercise the rights of such Member pursuant to this Paragraph 7 and such Member shall be bound by the exercise of such rights by the Assignee.

Exhibit F-6

E. Impact of Conversions for Purposes of Section 6.1.E. For purposes of making future allocations under Section 6.1.E of the Agreement following any conversion of LTIP Units and for purposes of applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of Class A Common Units received upon conversion and the Class A Common Unit Economic Balance.

F. Class A Common Unit Transactions. If the Company or the Initial Member shall be a party to any Class A Common Unit Transaction, the Company shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Class A Common Unit Transaction in consideration for the Class A Common Units into which his or her Vested LTIP Units are then convertible the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Class A Common Unit Transaction by a holder of the same number of Class A Common Units, assuming such holder of Class A Common Units is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person. In the event that holders of Class A Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Class A Common Unit Transaction, prior to such Class A Common Unit Transaction, the Initial Member or the Company, as the case may be, shall give prompt written notice to each LTIP Unitholder of such opportunity, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the Company, the form or type of consideration to be received upon conversion of each LTIP Unit (if then convertible pursuant to this Paragraph 7) held by such holder into Class A Common Units in connection with such Class A Common Unit Transaction. If an LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit then convertible pursuant to this Paragraph 7 and held by such holder (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Class A Common Unit would receive if such Class A Common Unit holder failed to make such an election. Subject to any Award Agreement and any applicable Equity Incentive Plan, to the extent any LTIP Units are then outstanding, the Company shall use commercially reasonable efforts to cause the terms of any Class A Common Unit Transaction to be consistent with the provisions of this section F of Paragraph 7 of this Exhibit F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units are not then convertible into Class A Common Units that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Class A Common Unit Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Class A Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

Exhibit F-7

Attachment A to EXHIBIT F

NOTICE OF ELECTION BY MEMBER TO CONVERT

LTIP UNITS INTO CLASS A COMMON UNITS

The undersigned holder of LTIP Units hereby irrevocably (i) elects to convert _____________ LTIP Units in Welltower OP LLC (the “Company”) into Class A Common Units in accordance with the terms of the Limited Liability Company Agreement of the Company, as amended; and (ii) directs that any cash in lieu of Class A Common Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Company; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent to or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:
(Please Print: Exact Name as Registered with Company)

Number of LTIP Units to be Converted:

Conversion Date:

(Signature of Holder: Sign Exact Name as Registered with Company)

(Street Address)

(City)	(State)	(Zip Code)

Exhibit F-8

EXHIBIT G

DESIGNATION OF THE PREFERENCES, RIGHTS, RESTRICTIONS AND OTHER

TERMS AND CONDITIONS OF THE OPTION UNITS

The following are the terms of the Option Units:

1. AWARD AGREEMENTS AND VESTING.

A. Award Agreements and Vesting. Option Units may, in the sole discretion of the Initial Member, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an Award Agreement. The terms of any Award Agreement may be modified by the Initial Member and the Company from time to time, each acting in its sole discretion, subject to any restrictions on amendment imposed by the relevant Award Agreement or by any applicable Equity Incentive Plan. Option Units that have vested and are no longer subject to forfeiture under the terms of an Award Agreement are referred to a “Vested Option Units” and all other Option Units are referred to as “Unvested Option Units.”

B. Transfers. Subject to the terms of any Award Agreement, an Option Unit holder shall be entitled to transfer his or her Option Units to the same extent, and subject to the same restrictions as holders of Class A Common Units are entitled to transfer their Class A Common Units pursuant to Article XI.

C. Repurchase, Forfeiture and Cancellation. Unless otherwise specified in the Award Agreement, upon the occurrence of any event specified in an Award Agreement as resulting in either the right of the Company or the Initial Member to repurchase Option Units at a specified purchase price or some other forfeiture of any Option Units, then if the Company or the Initial Member exercises such right to repurchase or such forfeiture occurs in accordance with the applicable Award Agreement, the relevant Option Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Award Agreement, no consideration or other payment shall be due with respect to any Option Units that have been forfeited or cancelled, other than any distributions declared with respect to a Company Record Date prior to the effective date of the forfeiture or cancellation. In connection with any repurchase, forfeiture or cancellation of Option Units, the balance of the portion of the Capital Account of the holder of such Option Units that is attributable to all of his or her Option Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.1.E of the Agreement, calculated with respect to the holder’s remaining Option Units, if any.

D. Legend. Any certificate evidencing an Option Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Award Agreement, apply to the Option Unit.

2. DISTRIBUTIONS.

A. Holders of Option Units shall not be entitled to receive any distributions from the Company unless and until such Option Units have become “Vested Option Units” and been converted into Vested LTIP Units. As soon as practicable after conversion of an Option Unit to a

Exhibit G-1

Vested LTIP Unit in accordance with Paragraph 6 of this Exhibit G below, the holder of such Vested LTIP Unit will be entitled to receive in a lump sum a distribution in an amount equal to the “Applicable Special LTIP Distribution Amount,” determined from the date of issuance of such Option Unit but with all other terms of section B of Paragraph 2 of Exhibit F applying to such distribution. Vested Option Units that are converted to Vested LTIP Units shall have the right to receive distributions from the Company subject to the terms set forth on Exhibit F of the Agreement.

B. LTIP Units Intended to Qualify as Profits Interests. Distributions made pursuant to this Paragraph 2 shall be adjusted as necessary to ensure that the amount apportioned to each LTIP Unit does not exceed the amount attributable to items of Company income or gain realized after the date such LTIP Unit was issued by the Company. If distributions are reduced in accordance with the preceding sentence for a taxable year due to insufficient net income or gain for such year, distributions shall be made up in subsequent taxable years when there is sufficient net income or gain. The intent of this section is to ensure that any LTIP Units issued after the date of this Agreement qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001), and this section B of Paragraph 2 of this Exhibit G shall be interpreted and applied consistently therewith. The Board of Directors at its discretion may amend this section B of Paragraph 2 of this Exhibit G to ensure that any LTIP Units granted after the date of this Agreement will qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001) (and any other similar rulings or Regulations that may be in effect at such time).

C. Liquidation Value Safe Harbor. The Company is authorized and directed to elect the liquidation value safe harbor provided by proposed Regulations Section 1.83-3(l) (and any successor provision) and IRS Notice 2005-43, and the Company and each of the Members (including any Person to whom an interest in the Company is transferred in connection with the performance of its services) agree to comply with all requirements of such safe harbor with respect to all interests in the Company eligible for such safe harbor that are transferred in connection with the performance of services while such election remains effective.

3. ALLOCATIONS.

Option Unit holders shall be entitled to certain special allocations under Section 6.1.F of the Agreement. For any taxable year or portion of a taxable year occurring after issuance of Option Units and prior to the date such Option Units convert to Vested LTIP Units (for purpose of this Exhibit G only, the “Distribution Participation Date”), Option Units shall not be entitled to allocations of Net Income or Net Loss. Commencing with the portion of the taxable year of the Company that begins on the Distribution Participation Date established for any Option Units, the terms of Paragraph 3 of Exhibit F (and other applicable terms of the Agreement) shall apply to such converted Option Units. The Company is authorized in its sole discretion to delay or accelerate the participation, if any, of the Option Units in allocations of Net Income and Net Loss under this Agreement, or to adjust the allocations made under this Agreement, to effectuate the purposes of the economic arrangement contemplated by the parties.

4. ADJUSTMENTS.

Exhibit G-2

If an Adjustment Event occurs, then the Company shall make a corresponding adjustment to each Option Unit to adjust by the same increment for which a Class A Common Unit was adjusted, provided that to the extent that the Value of a common Share was less than the applicable Option Unit Participation Threshold as of the date of an Adjustment Event, the adjustment for an Option Unit shall only be for the amount by which the increment of the Class A Common Unit adjustment would have exceeded such Option Unit Participation Threshold; provided, that, notwithstanding the foregoing, if an Adjustment Event occurs, the Board of Directors may make such adjustments to the Option Units as it determines to be appropriate in order to achieve the intended economics of the Option Units. The Company shall send a notice to each holder of Option Units setting forth the adjustment to his or her Option Units and the effective date of such adjustment.

5. VOTING.

E. Voting Rights With Respect to Option Units. Option Units shall (i) have the same voting rights as Class A Common Units, with the Option Units voting as a single class with the Class A Common Units and having one vote per Option Unit; and (ii) have the additional voting rights that are expressly set forth below. So long as any Option Units remain outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the Option Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to Option Units so as to materially and adversely affect any right, privilege or voting power of the Option Units or the holders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of all of Class A Common Units (including the Class A Common Units held by the Initial Member); but subject, in any event, to the following provisions:

(i) with respect to any Class A Common Unit Transaction, so long as the LTIP Units are treated in accordance with Exhibit G hereof, the consummation of such Class A Common Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Option Units or the holders as such; and

(ii) any creation or issuance of any Units or of any class or series of Membership Interest in accordance with the terms of this Agreement, including, without limitation, additional Class A Common Units, LTIP Units or Option Units, whether ranking senior to, junior to, or on a parity with the Option Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Option Units or the holders as such.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding Option Units shall have been converted into Vested LTIP Units and/or Class A Common Units.

6. CONVERSION OF OPTION UNITS.

A. Option Unit Conversion Right. A holder of Option Units shall have the right (the “Option Unit Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested Option Units into Vested LTIP Units, in accordance with the provisions of section B

Exhibit G-3

of Paragraph 6 of this Exhibit G. Holders of Option Units shall not have the right to convert Unvested Option Units into Vested LTIP Units until they become Vested Option Units; provided, however, that when a holder of Option Units is notified of the expected occurrence of an event that will cause his or her Unvested Option Units to become Vested Option Units, such Person may give the Company an Option Unit Conversion Notice conditioned upon and effective as of the time of vesting, and such Option Unit Conversion Notice, unless subsequently revoked by the holder of the Option Units prior to conversion, shall be accepted by the Company subject to such condition. The Board of Directors shall have the right at any time to cause a conversion of Vested Option Units into Vested LTIP Units. In all cases, the conversion of any Option Units into Vested LTIP Units shall be subject to the conditions and procedures set forth in this Paragraph 6.

B. Number of Units Convertible. A holder of Vested Option Units may convert such Vested Option Units into a number (or fraction thereof) of fully paid and non-assessable Vested LTIP Units, giving effect to all adjustments (if any) made pursuant to Paragraph 4 of this Exhibit G equal to (x) the Option Unit Conversion Factor (as defined below) multiplied by (y) the number of such Vested Option Units.

(i) “Option Unit Conversion Factor” shall mean the quotient of (i) the excess of the Value of a common Share as of the date of conversion over the Option Unit Participation Threshold (as defined below) for such Vested Option Unit, divided by (ii) the Value of a common Share as of the date of conversion.

(ii) “Option Unit Participation Threshold” shall mean, for each Option Unit, the amount specified as such in the relevant Option Unit Vesting Agreement or other documentation pursuant to which such Option Unit is granted. The Option Unit Participation Threshold of an Option Unit is intended to be the Value of a common Share as of the date of issuance of such Option Unit.

C. Notice. In order to exercise his or her Option Unit Conversion Right, a holder of Option Units shall deliver a notice (an “Option Unit Conversion Notice”) in the form attached as Attachment A to this Exhibit G to the Company not less than 10 nor more than 60 days prior to a date (the “Option Unit Conversion Date”) specified in such Option Unit Conversion Notice. Each holder of Option Units covenants and agrees with the Company that all Vested Option Units to be converted pursuant to this Paragraph 6 shall be free and clear of all liens. Notwithstanding anything herein to the contrary or the holding period requirement of Section 8.6A(i) of the Agreement (but subject to the remainder of Section 8.6 of the Agreement), a holder of Option Units may deliver a Redemption Notice pursuant to Section 8.6 of the Agreement relating to those Vested LTIP Units that will be issued to such holder upon conversion of such Option Units into Vested LTIP Units in advance of the Conversion Date; provided, however, that the redemption of such Vested LTIP Units by the Company shall in no event take place until the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a holder of Option Units in a position where, if he or she so wishes, the Vested LTIP Units into which his or her Vested Option Units will be converted can be redeemed by the Company simultaneously with such conversion notwithstanding such Vested LTIP Units were not held for one (1) year, with the further consequence that, if the Initial Member elects to assume the Company’s redemption obligation under Section 8.6 of the Agreement by delivering to such holder Shares rather than cash, then such holder can have such Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Class A Common Units. The Company shall cooperate with a holder of Option Units to coordinate the timing of the different events described in the foregoing sentence.

Exhibit G-4

D. Option Unit Forced Conversion. The Company, at any time at the election of the Board of Directors, may cause any number of Vested Option Units held by a holder of Option Units to be converted (an “Option Unit Forced Conversion”) into a number of Vested LTIP Units equal to the Option Unit Conversion Factor multiplied by such Units, giving effect to all adjustments (if any) made pursuant to Paragraph 4 ,and may cause any number of such resulting Vested LTIP Units to be converted into a number of Class A Common Units in accordance with Exhibit F of the Agreement. An Option Unit Forced Conversion Notice shall be provided in the manner provided in Section 15.1 of the Agreement.

E. Conversion Procedures. A conversion of Vested Option Units for which the holder thereof has given an Option Unit Conversion Notice or the Company has given an Option Unit Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of Option Units, as of which time such holder of Option Units shall be credited on the books and records of the Company with the issuance as of the opening of business on the next day of the number of Vested LTIP Units issuable upon such conversion. After the conversion of Option Units as aforesaid, the Company shall deliver to such holder of Option Units, upon his or her written request, a certificate of the Company certifying the number of Vested LTIP Units and remaining Option Units, if any, held by such Person immediately after such conversion.

F. Treatment of Capital Account. For purposes of making future allocations under the Agreement, the Economic Capital Account Balance of the applicable Option Unit Holder shall be reduced, as of the date of conversion, by the amount of such Economic Capital Account Balance attributable to the converted Option Units.

G. Class A Common Unit Transactions. If the Company or the Initial Member shall be a party to any Class A Common Unit Transaction, the Company shall use commercially reasonable efforts to cause each holder of Option Units to be afforded the right to receive in connection with such Class A Common Unit Transaction in consideration for the Class A Common Units into which his or her Vested Option Units are then convertible (after a conversion to Vested LTIP Units) the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Class A Common Unit Transaction by a holder of the same number of Class A Common Units, assuming such holder of Class A Common Units is not a Constituent Person, or an Affiliate of a Constituent Person. In the event that holders of Class A Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Class A Common Unit Transaction, prior to such Class A Common Unit Transaction, the Initial Member or the Company, as the case may be, shall give prompt written notice to each holder of Option Units of such opportunity, and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice to the Company, the form or type of consideration to be received upon conversion of each Option Unit (if then convertible pursuant to this Paragraph 6) held by such holder into Class A Common Units in connection with such Class A Common Unit Transaction. If a holder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each Option Unit then convertible pursuant to this Paragraph 6 and held by such holder (or by any of his or her transferees) the same kind and amount of consideration that a

Exhibit G-5

holder of a Class A Common Unit would receive if such Class A Common Unit holder failed to make such an election. Subject to any Award Agreement and any applicable Equity Incentive Plan, to the extent any Option Units are then outstanding, the Company shall use commercially reasonable efforts to cause the terms of any Class A Common Unit Transaction to be consistent with the provisions of this section G of Paragraph 6 of this Exhibit G and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holders whose Option Units are not then convertible into Class A Common Units that will (i) contain provisions enabling the holders of Option Units that remain outstanding after such Class A Common Unit Transaction to convert their Option Units into securities as comparable as reasonably possible under the circumstances to the Class A Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the holders of Option Units.

7. OTHER TERMS.

If there is a change in applicable tax law such that the Option Units become taxable to the holder of such Option Units as ordinary income, the Company, at any time at the election of the Initial Member, may cause the Option Units to be restructured and/or substituted for other awards in a way that permits a tax deduction to the Company or the Initial Member while preserving substantially similar pre-tax economics to the holder of such Option Units.

Exhibit G-6

Attachment A to EXHIBIT G

NOTICE OF ELECTION BY MEMBER TO CONVERT

OPTION UNITS INTO LTIP UNITS

The undersigned holder of LTIP Units hereby irrevocably (i) elects to convert _____________ Option Units in Welltower OP LLC (the “Company”) into Vested LTIP Units in accordance with the terms of the Limited Liability Company Agreement of the Company, as amended. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such Option Units, free and clear of the rights or interests of any other person or entity other than the Company; (b) has the full right, power, and authority to cause the conversion of such Option Units as provided herein; and (c) has obtained the consent to or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:
(Please Print: Exact Name as Registered with Company)

Number of Option Units to be Converted:

Conversion Date:

(Signature of Holder: Sign Exact Name as Registered with Company)

(Street Address)

(City)	(State)	(Zip Code)

Exhibit G-7